Prospectus Supplement (Sales Report) No. 3 dated February 9, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 68163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
68163	$3,000	$3,000	7.14%	1.00%	February 4, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 68163. Member loan 68163 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Matrix Resources	Debt-to-income ratio:	6.50%
Length of employment:	9 years	Location:	Roswell, GA

Home town:
Current & past employers:	Matrix Resources
Education:

This borrower member posted the following loan description, which has not been verified:

I'm seeking capital for my investment business. I make 3-4%/month return on my assets (since July '08). I'm seeking more capital so that I may reach my goals sooner. This loan will be paid back as soon as possible, probably within one year. I am a good candidate for this loan because I'm wise with money. I know how to use money to build money. I have a day job as a computer programmer as backup to pay back the debt should something happen with my investments. I have borrowed from p2p sites before and paid back the loans. I believe in this way of helping people out. On top of that I have excellent credit. Thank you very much for your support.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,021.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392017	$12,000	$12,000	7.88%	1.00%	February 5, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 392017. Member loan 392017 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	16.27%
Length of employment:	10+ years	Location:	Merrimack, NH

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to obtain a personal loan at a better rate than my credit union can offer. With the market the way that it is, I don't want to tap into my retirement fund. I have a great credit score/history and have always been a responsible borrower. I make a good living (100K+) and live within my means. I own a townhouse and have car payments, but would like to get out of the credit card game altogether. I don't just want to pay off a credit card only to use another one again. I'd like to pay them off and close them all. I would also rather pay my interest to an honest individual instead of Bank of America or Amex. Thank you.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,311.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken towards reducing/controling your credit card debt?	I have paid off a couple of other loans over the last year to free up income and don't use credit cards for everyday expenses like eating out, etc. This balance is in part due to expenses related to a new furnace, etc. I'm in a great position to eliminate credit cards at this point and would like to stop supporting banks with my interest, even though my rates aren't "high" - my cards are at 8 and 12%. Thank you
Thank you for your prompt reply. You may find mint.com or yodlee.com helpful in reaching your goal of eliminating credit cards. I use yodlee myself and it is fantastic. (they are both free sites) What were the recent credit inquiries for? Did either of them result in any new credit or loans? Thank you in advance.	We leased a new vehicle for my wife in December. That was a wash for us, because we traded a car payment for a similar lease payment. That's the only inquiry I can think of recently. The other one may be lending club!
Please respond to the following: What are your responsibilities at Fidelity? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am in software quality assurance/ software development. I just secured a new and much more secure position, so I'm not as concerned about job loss at this point. I have a savings cushion and retirement accounts if that were to happen. My wife also works in our local school system, making around 13K per year. Combined our incomes amounted to 113K last year. I have setup monthly automatic recurring payments for this loan. Thank you.

Member Payment Dependent Notes Series 470125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470125	$25,000	$25,000	12.53%	1.00%	February 3, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470125. Member loan 470125 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Equant	Debt-to-income ratio:	6.90%
Length of employment:	10+ years	Location:	MARIETTA, GA

Home town:
Current & past employers:	Equant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > This loan will hlep finish the basement and add energy efficient materials (windows, doors, appliances). I expect at least 25% drop in my utility bill and of course an increase in the value of my home

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	11
Revolving Credit Balance:	$22,180.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member (Energy efficient home) Please explain the composition of the $22,180 Revolving Credit Balance.	This is a balance transfert I used to pay tution fees for executive training courses with a 0% till january 2011. I normally expect at least 25% salary increase at the completion of the trainings in around 18 months. Also, my current company will reimburse 75% of that amount once I graduated in 18 months.
Can you please explain the delinquency 11 mos. ago?	This is less than $50 in a Macy's credit card I don't use that much. Macy's mispelled my name in their systems and I couldn't access their website to track my expenses. So I forgot that one. Things are now back to normal

Member Payment Dependent Notes Series 470195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
470195	$25,000	$25,000	10.99%	1.00%	February 9, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 470195. Member loan 470195 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Allergan	Debt-to-income ratio:	10.24%
Length of employment:	4 years	Location:	CORONA, CA

Home town:
Current & past employers:	Allergan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > Purpose of loan: I have found myself in a position I never thought I'd be in. Some credit cards have gotten near the max through my own carelessness. I have no one to blame but myself. My nest is burning, but I am asking for your help to rise from the ashes like the mythical Phoenix! My financial situation: My financial situation is very stable; I have been a statistician for 16 years and was promoted to a senior biostatistics manager position a little over a year ago at a stable pharmaceutical company (7500+ employees). I make a good income and am paying off my debt slowly. This loan would help me consolidate those payments and pay them off faster. Despite my recent issues, I have never missed a bill payment of any kind in my credit history of over 20 years. I can be trusted to pay back my debt. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,139.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As potential lenders, we see very limited data regarding your request. As a result, when interested in helping to fund your loan request it would be beneficial to know your position at Allergan (job title or role) and the specific credit cards, apx amounts, and APR's you are refinancing here. Thank you.	I have just added some details to my situation. Specifically, I am a senior manager of biostatistics at Allergan. There are 2 credit cards I would like to pay down with this loan -- Bank of America (about $20,000) and Citibank (about $10,000). Both cards' rates increased at the beginning of this year -- Bank of America to 15% and the Citibank to 23%! I am making payments on time, and am of course trying to pay off the Citibank card first, but would prefer to close those cards and pay off one loan, if possible.
Hello- Please list all of the credit cards you plan to payoff and their current interest rates, as well as minimum payments and current balances. What is your position at Allergan? Please verify your income by contacting Lending Club @ 1-866-754-4094. This will help assure 100% funding of your loan. Thank you in advance for your answers.	I will call Lending Club to verify my income by tomorrow; my position at Allergan is Senior Manager of Biostatistics. Details on credit cards (approximate because I have recently paid both and those payments are pending prior to receiving the next statements): Bank of America $20,000 balance; 15% rate; minimum payment $500 Citibank $10,000 balance; 23% rate; minimum payment $200
What steps are you taking to ensure you will not accumulate additional credit card debt on top of what you have already? Thanks	Thanks for your question. At the end of last year, I took a good long look at my current situation. It was eye-opening to say the least -- how things like eating out, buying lunch at work instead of bringing a lunch, etc. add up quickly. I was motivated to develop a realistic, comprehensive budget (honestly for the first time in my life). I plan to close the credit cards in question, then use one remaining credit card when needed, which I pay off monthly in full.
With B of A and Citi and your daily use card, there are 3. Could you explain the other 16 open credit lines and how they are used? Thanking you in advance, a prospective lender	Thank you for your consideration. I am looking at my credit report right now to help answer your question. Many of the other open credit lines include store charge cards (e.g., Macy's, Kohl's, Pottery Barn) that are seldom used. When used, they are paid off in full. Others include cards jointly owned with my wife. Most of the difference between the outstanding revolving credit balance ($38,000+) and my Bank of America/Citibank cards ($30,000) are from such a joint credit card account. It is primarily her card and she is managing that debt separately, but it shows up on my creidt report (we stopped applying for joint accounts a while back, but that one is left over). Please note that my verified income does not include her income. Thanks!
Can you provide some info on your other monthly costs (mortgage, car etc)?	Sure, let's see... My car is paid off (2002 Nissan Altima). My mortgage is $3160 per month (high, I know -- we live in southern California). We actually had a 2nd mortgage of about $750/month when we bought, but have paid that off in full within 3 years of owning the house. My mortgage payments are not a problem with my income, but rather than paying it off sooner, I am focusing on paying down the credit card debt given the higher interest rates as well as for tax benefit reasons. My other expenses are standard monthly bills. We live pretty frugally and are committed to this even more these days.

Member Payment Dependent Notes Series 472179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472179	$15,000	$15,000	9.88%	1.00%	February 9, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472179. Member loan 472179 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	CERTIFIED MARINE	Debt-to-income ratio:	12.91%
Length of employment:	< 1 year	Location:	BARNEGAT, NJ

Home town:
Current & past employers:	CERTIFIED MARINE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > 1949 CHEVY 3600 PICKUP TO TOW RESTORED VINTAGE TRAVEL TRAILERS TO EVENTS TO SELL TRAILERS,NEAR 0 PERSONAL & CC DEBT,HAVE THE CASH BUT LOOKING TO LEVERAGE OUT ON MY GOOD CREDIT AND REPAYMENT HISTORY,LOOKING FOR PARTIAL FUNDING THE PURCHASE PRICE TO PRIVATE SELLER FOR THE RESTORED VEHICLE IS $23,500. SELLER HAS A $500.00 DEPOSIT IN PLACE UPON INSPECTION BALANCE OF $23,000.00 WILL BE PAID. Borrower added on 01/30/10 > PICTURES AND DESCRIPTION OF VEHICLE UPON REQUEST DELINQUENCY MENTIONED WITHIN PAST 2 YEARS DUE TO BEING A COSIGNER ON A FAMILY MEMBERS VERIZON CELL PHONE,IMMEDIATELY PAID IN FULL AND DISCHARGED HAVE ALL DOCUMENTATION Borrower added on 02/02/10 > siouxfallsamericandream Asked >Also, 11 open credit lines ANSWER:These are Merchant Tradesman Discount Supply Accounts utilized when Working on Boats & Trailers All Charges Paid within 30-Days Borrower added on 02/04/10 > RECEIVED A NEW SCORE WATCH CREDIT REPORT THIS MORNING :Your Equifax FICO?? score: 816 On February 4, 2010

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	22
Revolving Credit Balance:	$808.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CERTIFIED MARINE and what do you do there?	Hello and Thanks for the Question! Restoration of Boston Whaler Boats,Broker Boats,Maintainence & Repairs,Marine Surveys Pre Purchase,Insurance,Damage and Collision Reports,Past 2 Years have expanded into Vintage Travel Trailer Collecting and Restoration Service. It feels like Im on Vacation Every Day! The Secret To Life:Find What You Love,Love What You Do! Life Is Short Bad Decisions Are Forever!
Could you help explain the circumstances of the delinquency? Also, 11 open credit lines with DTI <13% is odd, what are these credit lines?	Delinquency Explained: Cosigned for Family Member (Father 76-Years Old) at that Time Verizon had a New Account Policy which Required A New User to be Sponsored which I did for My Dad June of 2007 He was Paying His Bill Via Personal Check at Verizon Store in November 2007 He Made A Pymnt. however Verizon did not Process The Pymnt. I received a Collection Notice for The Amount Of $287.11 Went Directly To Verizon Store They Acknowledged The Problem Appologized I Paid The Delinquency Dad had established a Track Record with Verizon was able to Remove Me as Cosigner/Sponsor and He now has His Own Account. Unfortunately once Any Account is in a Delinquent Collection Status It goes to The Credit Reporting Agencies I beleive you being a Potential Loaner would have Access to My Credit Report which should Reflect The Delinquency as Paid? If Interested I would be Happy to Provide Documentation ? DTI Explained: Lenders look at this ratio when they are trying to decide whether to lend you money or extend credit. A low DTI shows you have a good balance between debt and income. As you might guess, lenders like this number to be low -- generally you'll want to keep it below 36, but the lower it is, the greater the chance you will be able to get the loans or credit you seek. "LESS DEBT MORE FREEDOM"!
Can you tell me what the 11 open credit lines are? Credit cards, LOC's, etc.	Good Morning and Thanks for the Question,Please See in the "LOAN DESCRIPTION " Another Member had Asked the Same Question which I forgot to Include in the Reply:siouxfallsamericandream Asked >Also, 11 open credit lines ANSWER:These are Merchant Tradesman Discount Supply Accounts utilized when Working on Boats & Trailers All Charges Paid within 30-Days "Have A Great Day!

Member Payment Dependent Notes Series 472811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472811	$10,000	$10,000	13.85%	1.00%	February 3, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472811. Member loan 472811 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	British Motors	Debt-to-income ratio:	12.83%
Length of employment:	4 years	Location:	MILL VALLEY, CA

Home town:
Current & past employers:	British Motors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	46
Revolving Credit Balance:	$14,592.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balance and interest rate of each account you will pay off with this loan.	$4700 and $4800. All of the banks are increasing interests rates right now. These two were low interest rates cards but the are up to 19%. This is not because of my payment history. It is happening to everyone. The banks are ripping off good customers.

Member Payment Dependent Notes Series 473179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473179	$10,200	$10,200	12.73%	1.00%	February 5, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473179. Member loan 473179 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Olympus Surgical	Debt-to-income ratio:	9.60%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Olympus Surgical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > This loan is for medical bills. Borrower is a medical device sales representative in New York, NY. Borrower added on 01/29/10 > I have a very stable job and a $1500 monthly budget. A quarter of that I plan on using for this loan to help pay off my past medical expenses. I am a responsible adult who has never missed a credit card monthly payment.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	29
Revolving Credit Balance:	$17,482.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your gross income is $4,583 per month and your monthly budget is $1500? Please clarify.	My monthly budget that I want use for bills is $1500. Credit card, Utilities, student loans, etc. I wanted to budget $300-350 of that $1500 for loan for medical bills. I am young and needed a hip replacement. Most of the top surgeons in NYC don't take insurance.
I hope the replacement surgery went well and you are recovering. Would you please list your monthly living expenses? (rent/utilities/transportation/insurance/phone/etc) Thank you in advance.	Rent $1250, Gas/Electric $103, Cable $160, student loan $63, Transportation health insurance and phone are covered by my company.
Thank you. What is the total amount of debt that you have, and how much of that is medical debt?	I don't have any other debt besides for this medical debt. I have a little over $10,000 left to pay the hopsital.
Greetings: You have a revolving balance of over $17,000. Is the entire amount tied to your past medical expenses? How much are you currently paying towards this revolving credit balance?	The majority of it is medical expenses, with a small amount for student loans.

Member Payment Dependent Notes Series 474218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474218	$20,000	$20,000	14.96%	1.00%	February 5, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474218. Member loan 474218 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Hankins Services Inc	Debt-to-income ratio:	20.76%
Length of employment:	5 years	Location:	LIBERTY, MO

Home town:
Current & past employers:	Hankins Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > I will pay off my two credit cards with this loan.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,737.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Debt Consolidation loan: POSITION (J-O-B/ROLE) @ Hankins Services is? Member 505570 RetiredUSMCInvestor sends 05:23 AM ET.	I am a project manager for consturction projects.
What are your current monthly payments and interest rates on these two credit cards? -Thanks in advance for your answers.	My current payments on the two credit cards are $450 and $300 with intrest reate at 29 percent and 19 percent.
Once you pay off your cards, will you close the accounts?	My plan is to close one of the accounts and the other will cut the credit limit to $2500
Did you know that cutting the credit limit to $2500 can actually hurt your credit score if you have borrowed more than 50% of your credit line. If you have the self control, you're better off leaving the line open and only using <50% of it.	Thank you for the information.I will keep that in mind.

Member Payment Dependent Notes Series 477238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477238	$9,700	$9,700	13.85%	1.00%	February 4, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477238. Member loan 477238 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	eLoyalty	Debt-to-income ratio:	21.03%
Length of employment:	9 years	Location:	CEDAR PARK, TX

Home town:
Current & past employers:	eLoyalty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > First time trying Lending Club so starting with a smaller loan then planned.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,858.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the rates on the cards you want to pay off?	22%, 30%, and 24%. If I get fully funded I plan to pay off the cards and close the accounts.
What do you do at eLoyalty? How secure is your position? What does your revolving credit of 57,858.00 consist of? Thank you.	I work in the CCMS organization of eLoyalty. Our work is primarily based on annuity revenue making ours a key part of the long term business strategy. During my employment I have been in the same part of the organization and have worked my way up. I am now Sr. Manager/Team lead and serve as a trusted technical advisor to our Sr. leadership. The revolving credit consists of 3 credit cards, 4 charge cards, and another debt consolidation loan with BofA. Over the last 18 months (including the holidays) we have paid only cash to avoid going into further debt.

Member Payment Dependent Notes Series 477494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477494	$15,000	$15,000	12.18%	1.00%	February 4, 2010	February 1, 2013	February 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477494. Member loan 477494 was requested on January 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:		Debt-to-income ratio:	2.18%
Length of employment:	< 1 year	Location:	new brunswick, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/18/10 > I plan to use this loan to fund my daughters college education. I have been able to pay for my first two daughters' education in full and I would like to do that for my third daughter as well. All three of them are currently in school at the same time so I need some help. I have very stable income. I have income from rental units and I make over 60K+ a year in interest from CD Accounts.

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,509.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer?	i am self employed. My husband and I had a lot of real estate which was sold off these past few years. All of that money is in the bank and we collect interest of over 60k a year. I also have two rental units in my basement at 1200 each month.
If you collect 60K+ from your savings. Why can't you pay for your daughter's tuition yourself? I would imagine your bank interest rate is so much lower than the lendingclub rate you are offering. It just does not make any sense to me.	First off, lending club is something that i heard about and i wanted to give a try. Secondly, there are THREE daughters so it is not enough to cover full expenses for three children in college. My youngest just entered college and I want to pay for her tuition as well but we are renovating our new house so I need a little help.
CD rates have come down recently. What is the CD balance on which you are earning $60k? How much of the balance will mature in the next year?	about 1.7 million in various cd accounts in different banks...in about two years they will all mature...07 and 08 i made roughy over 70K. In 09 about 60K from CdS. This year I have rental units that are adding to my income as well. I wouldn't need a loan for my daughters education if we hadn't started a renovation project. I just sent my paperwork to lending club, so my income should be approved.

Member Payment Dependent Notes Series 478120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478120	$17,600	$17,600	14.26%	1.00%	February 4, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478120. Member loan 478120 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	URS Corporation	Debt-to-income ratio:	8.73%
Length of employment:	8 years	Location:	Long Island City, NY

Home town:
Current & past employers:	URS Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > We are planning a family this year and planning to buy an apt in 2 or 3 years from now. So it's time to get rid of this credit card debts. I have looked in the past for companies like Lending Club but for some reason never came across any. A few days ago, I got the info via Lending Tree. I have a very stable job in a very stable Company/Corporation which provides Engineering/Construction/Power/Federal Services. I've been working there 8 years. I planned to pay off all 4 cards with large balance after receiving the loan, then closing 2 of them. I hope this little bit of info helps, but if need be, don't hesitate to ask.thx!

A credit bureau reported the following information about this borrower member on January 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,281.00	Public Records On File:	0
Revolving Line Utilization:	89.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please information of your monthly income and expenses.	Net monthly income: $4212. Monthly expenses: rent/2,385, utilities/$450 average, commute/$89, classes and others/$100. no mortgage, no car payment. I have been the only money-maker in the household for the last year. My husband started his business a year ago and doesn't have a study income yet. He contributes $500/month. LendersClub asked me to provide tax return for 07 and 08 where it will show an income from my husband. This is not the case for 2009 where he made less than10K/year. If you need anything else, please let me know.
i'd cut all 4 those cards up instead. Second thing is figurin your numbers out w/ your net income and expenses, when u add your monthly expense for the loan it doesn't leave you w/ much. Lets not forget food to feed yourself. I'm assuming you are gettin this loan because w/ your husband out of work the payments on the cards have been to much for you. Do you think you could pay this amount for 3 years? Will your husband eventually make more money? Seems Risky...	My husband has been doing some work on the side to help here and there, especially with expenses such as food. He started his business as a photographer a 1 year ago and it's slowly picking up. He has a few contract lined up for the spring but mainly right now he working on marketing himself and building his portfolio giving free session. I am very confident that it???s a matter of time before he starts making a decent income. As for monthly payments, the $ $603.78/month required to pay this loan is not much more $$ than what I am paying per month right now. The high interest???s rates are what are preventing me to pay them off. So, to answer your question, no we don't have much, but we go by. I bring my lunch to work and we just don't go out, kind of thing. Also, the reason I would not cut some of the cards is simply because credit report/score favors a good history, good standing and good management of credit. With too few or no cards, you get a low score. It's a total paradox, I know, but I learned that, that's how Credit Bureau functions. We don???t have a mortgage or auto loan, but we are looking to buy an apartment in a few years, so I am working on getting an ???excellent??? score. As a matter a fact, my husband still has a low credit score for these exact reasons. (No frequent usage of his cards, too short history and doesn't have many cards). So for these reasons, I wish to keep 1 credit card beside my debit/credit and 1 revolving card, and we have 1 joint Amex. I hope this answer your questions and concerns.

Member Payment Dependent Notes Series 478470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478470	$25,000	$25,000	12.53%	1.00%	February 5, 2010	February 3, 2013	February 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478470. Member loan 478470 was requested on January 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Saint Vincent Hospital	Debt-to-income ratio:	11.13%
Length of employment:	5 years	Location:	ERIE, PA

Home town:
Current & past employers:	Saint Vincent Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/20/10 > Plan to renovate our kitchen and bathroom. Prefer not to struggle through typical bank paperwork. Our home appraised for over $200k. Will pay on-time and as agreed!

A credit bureau reported the following information about this borrower member on January 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,327.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Saint Vincent Hospital? Can you list your work history? These answers will definitely help lenders lend.	Position at Saint Vincent Hospital is as a primary care physician. My family has credit cards that we pay off monthly, student loans from medical school and our home mortgage. My medical school loans are covered by my employer and our mortgage is covered as part of my husbands GI Bill as he attends graduate school. Monthly household expenditures are basic utilities and costs associated with the renovation of our home. We have reserve funds in excess of 15000 in our account and two rental income properties. Let me know if you have additional questions.
I, along w/ others, need to see these answered: Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What do you collect in rent for the two rental properties? What are the mortgage payments for each? Disclosing this information will allow lending to lend. Without it, the risk is too high and we'd move on to other people requesting loans.	Student Loan-covered by employer Food-400 month Auto-0 monthly (both vehicles paid) House-1100 month (we pay 100 extra) Cable/Internet-85 month Life/Auto Insurance/Disability Ins-200 month Electric-50 Natural Gas Heat Bill-125 ave month Credit Cards-Paid monthly-400 month Water/Refuse/Sewer combined-60 month Fuel vehicles-125 monthly Checking-10,000 Rental 1-Rents for 800 month--Mortgage-405 month Rental 2-Rents for 900 month--Mortgage-550 month DRIPs-13,000 Let me know of additional questions.
I would like to help, but first have some questions. Please clarify the revolving credit amount (40,000). What is your combined monthly income? Can you itemize your monthly expenses? Would you please have your income verified by Lending Club?	Sir, I would not mind verifying income. Where or how would I go about doing that? Thanks!

Member Payment Dependent Notes Series 478630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478630	$25,000	$25,000	12.87%	1.00%	February 4, 2010	February 4, 2013	February 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478630. Member loan 478630 was requested on January 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	OBJECTSOFT GROUP INC.	Debt-to-income ratio:	12.97%
Length of employment:	3 years	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	OBJECTSOFT GROUP INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/21/10 > I am planning to use the funds for my wedding expenses as I do not want my parents to bear the expenses. My monthly budget is $2000 and my monthly income after taxes is $5500 so I would have savings of atleast $2500 every month to pay off the loan in timely manner. My job is pretty stable and i dont see anything that could be a problem in paying the loan.

A credit bureau reported the following information about this borrower member on January 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,999.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You position at OBJECTSOFT GROUP INC? Thank you in advance.	Yes, I work as a Programmer Analyst for Objectsoft Group Inc.,. My current project is at Rockwell Automation in Milwaukee, WI. Thanks
With $2500 "extra" each month, how did you accumulate your existing debts? What were the 5 recent inquires for? Did any of them result in additional credit cards or loans? Thank you in advance.	These five enquires were actually when I tried to get personal loan from banks before asking LendingClub. All my applications got rejected because the amount is too high for unsecured personal loan so I do not have any other existing personal loan from any bank. I do not have any debt except 1 for my ring which I got on a 6 month 0% apr payment plan (This would also make one of the five enquiries that I have on my account) and my car loan.

Member Payment Dependent Notes Series 479036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479036	$8,000	$8,000	10.25%	1.00%	February 9, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479036. Member loan 479036 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Firstrust Bank	Debt-to-income ratio:	2.68%
Length of employment:	10+ years	Location:	FORT WASHINGTON, PA

Home town:
Current & past employers:	Firstrust Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	36
Revolving Credit Balance:	$3,194.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 479074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479074	$8,200	$8,200	7.88%	1.00%	February 5, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479074. Member loan 479074 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Brawley Union HS District	Debt-to-income ratio:	12.23%
Length of employment:	10+ years	Location:	BRAWLEY, CA

Home town:
Current & past employers:	Brawley Union HS District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	81
Revolving Credit Balance:	$8,185.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Brawley Union HS District? Can you list your work history? These answers will definitely help lenders lend.	Average monthly expenses (over last 12 months) $2900.00 per month including student loans and 2 cards I want to consoilidate and pay-off early in 24 months or less. Mortgage rate: 6%, Card rates: 14% and 17%. Current savings/summer account $4000, Retirement through Cal STRS (teacher retirement) - unsure of balance, cannot be accessed even with a penalty. Sole earner, spouse works privately out of home, inconsistent income, less than $3000 per year. Teacher and part-time program coordinator at school district. 11th year with the district. The majority of the credit card debt incurred getting a child settled in college during the fall; our income too high to qualify for additional funding.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current monthly payments and (2) your other monthly costs including mortgage, car and student loans (if applicable)?	Debt consolidating (2 cards), the majority of which incurred during the fall getting my son settled into college. My income too high to qualify for additional funding. Rates on cards: 14%, 17%, average payment between both $160.00; we pay double that usually since the interest rates on each raised during the last 6 months+. Total monthly expenses over the last 12 months average $2900. This includes mortgage, utilities, expenses, student loans, cards.

Member Payment Dependent Notes Series 479291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479291	$3,000	$3,000	7.51%	1.00%	February 8, 2010	February 6, 2013	February 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479291. Member loan 479291 was requested on January 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,292 / month
Current employer:	Sunshine Bible Academy	Debt-to-income ratio:	14.55%
Length of employment:	1 year	Location:	Miller, SD

Home town:
Current & past employers:	Sunshine Bible Academy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,932.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 479344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479344	$2,100	$2,100	13.48%	1.00%	February 8, 2010	February 7, 2013	February 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479344. Member loan 479344 was requested on January 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	PrimeSource	Debt-to-income ratio:	3.70%
Length of employment:	< 1 year	Location:	DENVER, CO

Home town:
Current & past employers:	PrimeSource
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,103.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 479468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479468	$25,000	$25,000	10.25%	1.00%	February 8, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479468. Member loan 479468 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,167 / month
Current employer:		Debt-to-income ratio:	0.13%
Length of employment:	< 1 year	Location:	Hudson, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > I have been self-employed for less than 1 year, but I have had the income of $11,000 per month for greater than 3 years. My income stream comes in the way of alimony and that is guaranteed for 5 more years (can be verified). I'm currently not taking any income from being Self-Employed.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,330.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you be more specific about what the loan will be used for? For example, what industry is the business in, what is the capital improvement? Thanks.	The loan will be used to remodel one of the the 2 UPS Stores that i currently own. The store being remodeled has been in business 23 years and has never been remodeled, so the funds will be used to improve that location and bring it concurrent with all of the UPS Stores int the national network.
Are you stores profitable? How confident will you be in paying back the loan on time? Thanks	Yes, both of my stores are profitable. The first store grossed 434k last year and the store in which I'm upgrading had a net profit of 78k. My goal is to have a full repayment of the loan in 24 months.

Member Payment Dependent Notes Series 479473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479473	$16,500	$16,500	16.45%	1.00%	February 8, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479473. Member loan 479473 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	NYC Department of Corrections	Debt-to-income ratio:	15.10%
Length of employment:	9 years	Location:	YONKERS, NY

Home town:
Current & past employers:	NYC Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Trying to lower my rates and make only one payment a month. Thank you in advance...

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,257.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,500 Debt Consolidation Loan. Question is: Position (J-O-B) @ NY Dep't of Corrections is? i.e., Correction Officer? Counselor? Administrative? Support Services? Medical Services? Or exactly what? Member 505570 RetiredUSMCInvestor sends 02.02.2010 @ 06:53 AM ET.	I'm employed by the City of New York Department of Corrections as a Corrections Officer. I work in the Transportation Division. I've worked here for the department for nine years.
What do you do at NYC Department of Corrections? Is your job secure? Do you have a contingency plan to pay the loan if you were to lose your job? Thank you	I'm employed by the City of New York Department of Corrections as a Corrections Officer. I work in the Transportation Division. I've worked here for the department for nine years and yes my job is secure. I don't see myself losing my job unless I give my job away. I've always been a hard worker.
What is the purpose of this loan, please be specific. ie. which credit cards and their current rate. payments made each month ect.	I am paying off four credit cards Macy's Visa rate is 24.99 % and my monthly payment on that is around 260 a month. Chase rate 21.99% and monthly payment of 158 a month. A Discover card rate is 19.99% with a monthly payment of 109 a month and American Express card it's rates are 19.99% and a monthly payment of 90 a month. The reason for this loan is to make one monthly payment instead of four different ones with higher interest rates.
That Gross income is from your NYC DOC position alone, or do you have other sources?	Yes it is. After my holiday pay and overtime, I make 96,000 a year. If i don't make overtime for the year my base salary is 92,000 a year.
Hi there, Could you please give us an idea of your monthly expenses (i.e. mortgage, utilities, car(s), student loans, etc). Thank you in advance for your answers.	My monthly expenses are about 1900. Which includes my car (475) and studunt loan for 181 a month.
is there another person with income in your household, if so, who and will they be sharing expenses? any other expenses like alimony, child support,etc not noted?	I have never been married so I don't pay alimony and I don't have any kids. I live with my girlfriend and her six year old son. We do share our expenses.

Member Payment Dependent Notes Series 479629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479629	$20,000	$20,000	13.11%	1.00%	February 5, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479629. Member loan 479629 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	United States Army	Debt-to-income ratio:	9.21%
Length of employment:	10+ years	Location:	Elizabethtown, KY

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Major, Indefinate

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	21
Revolving Credit Balance:	$28,651.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Small Business loan: (1) U S Army Pay Grade? (2) Expiration Current Contract Date (ECCD) if enlisted? Or Indefinite Date if Officer? (3)Application reflects 10 plus years service. Extending enlistment/contract? Or Reenlisting? (4) Provide SPECIFIC DETAILS about small business to attract investors (plural) interest. Require answers to all F-O-U-R questions. Member 505570 RetiredUSMCInvestor sends 01.26.2010 @ 6:08 AM ET.	Major, Indefinate
Will you please answer the rest of previous question? Incomplete responses tell us a lot about a borrower.	Sorry, I have now answered the previous questions.
Not enough information. Please respond to all questions.	I just found where I can see all the questions asked. Sorry again as I am new to this service. I have been in the Army 21 years. I did 10 years enlisted time prior to becoming an Officer. I am going to my functional area school this week at FT Lee, VA and will be stationed at FT Knox for the next three years unless I am deployed. I have deployed twice to Iraq and recently returned from Afghanistan. I own Sorvino???s Bar and Grill located by APSU and we have been open for approx 3 years now. I decided to take a loan to ensure that while I am at School for four months any business issue that might arise will not distract me. I hope this answers your questions.
Did you intentionally not answer all previous questions? I am reluctant to fund an alleged field grade officer who can not spell nor give complete answers.	I did not intentionally not answer all previous questions. I can not see your previous questions now. I read it this morning as you wanting to know my rank and ETS or Indefinite status. Please let me know what else you are interested in knowing. I am sorry if I did not read your questions correctly. I have never used this service before.
Am I correct in my assumption that this is a loan to start up a business that will provide income which will supplement your existing >11K monthly income? May I ask what type of business it is? Thank you in advance.	This is an exsisting business. It has been open approx 3 years now. It is a Bar and Grill by APSU.
I'm sorry for repeating the question, sometimes it gets confusing here with the timing of the questions and answers and I missed that you had already answered that. Thank you for your patience!	Thank you and have a blessed day.
You have been in the Army for 21 years - yet your earliest credit line was only 16 or 17 years ago? What am I not understanding? Thank you in advance.	I used cash for the time prior to that. I first entered the Army 17 JUN 86. I have 21 years towards retirement. The break in service was to attend college and recieve a commision.
Who will be running your Bar&Grill while you are in VA. for 4 months? Are you the sole owner of Bar&Grill? Thank you for your answers and your service to our country.	My Sister is running it. I am the sole owner. Your welcome and thank you.
Thank you for the explanation, now this makes more sense to me. I'm in.	Your Welcome. Have a blessed day.

Member Payment Dependent Notes Series 479854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479854	$18,000	$18,000	16.45%	1.00%	February 8, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479854. Member loan 479854 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Ad-Base Systems	Debt-to-income ratio:	6.77%
Length of employment:	10+ years	Location:	Lauderhill, FL

Home town:
Current & past employers:	Ad-Base Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,244.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $18,000 CC REFI loan: (1)-Position (J-O-B) @ Ad-Base Ssytems is? (2)-Reported $25,000 per month gross income is 1 income earner? Or combination 2 income earners? (3)-TransUnion Credit Report reflects ~ $31,244 revolving crdit balance. Total payments actually PAID per month on CC dent is $? (Payments MADE per month not minimum payments DUE per month.) Require answers to all T-HR-E-E-E questions. Member 505570 Retired USMC Investor sends 01.27.2010 @ 06:14 AM ET.	Ad-Base Systems (now known as ABG Capital) is our parent company. I own 7% of this firm. I recieve approximately $18,000 monthly in compensation for my role as founder of GlobalPOPs. That money is paid to my consulting firm which is Celtic Investment Group. I am the sole member of Celtic. I recieve an additional $9000 per month for my role as Director of Sales for another one of our firms which is named InspiraFS. Additionally I recieve about $4000 monthly in distributions from ABG Capital. I pay all of my payments automatically each month and pay about $4,000 mo toward the revolving debt. In the last year that figure has come down from well over $100,000 in revolving debt. During the same period I also paid off the balance of my mortgage on my Florida property and paid cash for my car. Previously I had a car lease that was $1400/month.
Hello! Please provide a detailed Loan Description. Why are you borrowing only $18K of your $31K Revolving Credit Balance? Thank you.	The rate is prohibitively high if I borrowed more than $18,000. It would be illogical to consolidate at a higher rate than what I currently owe on those balances.
If you make 25k/month, why do you need this loan?	Actually, my income is a bit higher than that after I add it all up. While building up my business I ran up some debt. This is what remains of it.
Your role or position with your employer?	Please see detailed answer to previous question.
What is your position at Ad-Base Systems ? Is it secure? Please describe your current debt and how you got into it? Thank you.	Position is very secure. I own 7% of the company. Other questions answered previously in full detail.
Answering questions = Funding	I am in meetings all day today. I will be answering all questions this evening. Thank you for your consideration.
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	I have read that this is a first-in, first out process and no procedure exists for expediting.
Some Investors, of which I am one, will not commit funds to a loan unless the Credit Review Status is approved. Such approval means that Lending Club will issue the loan as soon as it is fully funded. Thus, we avoid committing funds for a lengthy period of time to a loan that is not issued because the Borrower is not serious. Where did you read that it's a "first-in, first out process"? A quick search turned up the following loans which have had their Credit Review Status Approved: #476400 (submitted 1/26, 910am), #479888 (submitted 1/26, 1037am), #479913 (submitted 1/26, 11am), #479916 (submitted 1/26, 1111am), #479972 (submitted 1/26, 132pm) #480014 (submitted 1/26, 331pm) and #480005 (submitted 1/26, 342pm. As you can see, they were all submitted after your loan. Furthermore, none were asked by an investor to have their Credit Review Status approved by Lending Club. Does this look like "first-in, first out" to you? Good luck.	I was browsing other loans and saw the same question asked to another borrower who stated in their reply that they had contacted Lending Club and that was the information which was given to them. In any event, Lending Club has requested a copy of my tax return which my assistant will be faxing to them in the morning. Perhaps some of the other loans did telephone only income verification.
I asked that Borrower to have his Credit Review Status approved by Lending Club. After sending him an email similar to the one I just sent you, I like to believe he called Lending Club for the procedures and expedited their completion because it was approved less than two days later. It quite obviously resulted in faster funding and issuance of his loan. And, yes, I invested in it after its approval.	Thank you for the information.
PS: Income verification is not the same thing as Credit Review Status approval. One is possible without the other.	I will look into it. Thanks.

Member Payment Dependent Notes Series 480085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480085	$1,800	$1,800	13.48%	1.00%	February 9, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480085. Member loan 480085 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$42,500 / month
Current employer:	United States Dept. of State	Debt-to-income ratio:	1.30%
Length of employment:	1 year	Location:	Gretna, LA

Home town:
Current & past employers:	United States Dept. of State
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > I graduated from FSU in spring of 2008 and started working for the US state department on 8/18/2008. When I was getting settled in to my new city I had to take out a loan on my credit card to buy furniture and move into my first apartment out of college, at the time Citi Bank was offering 2.9% interest for one year on my credit card. My year is up and in July my interest will increase to 20.99% on my $1,700 balance. I would much rather pay it off at 13.48% then 20.99%. I plan to pay it off in less then a year. Borrower added on 02/04/10 > Other items in my credit history... An additional balance of about 5,000 on my Citi card but the interest rate is only 4.9% for the life of the loan. I have a Wachovia Credit card with a balance of 2200 with an interest rate of 7.9% (I???m surprised they have not raised it like every other card) I have a Southwest Airlines Credit card which I only got for the free Airplane ticket and will probably close with a balance of $300. I owe about 5,000$ in student loans. I have an auto loan from GMAC that I currently owe around $14,000 Best Buy card, I owe 400$ will close it once i pay off my tv (I did the two years same as cash) Never a late payment, always pay more then the minimums. I got this debt in College and during my first year out of College. I took a job with the Government since nobody else was hiring. First year was hard I was only a GS-5. I am currently a GS-7 and will be a GS-9 in about 6 months. So hopefully I will be able to become debt free soon. . Borrower added on 02/04/10 > I just realized that my listing states that my income is 42,500 per month. That is INCORRECT. That is my annual income. I have emailed lending club to get this corrected, it seems that i can not fix this on my own.

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,201.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You may have to call Lending Club directly to have the correction made.	Ok, Thank you I will call them today.

Member Payment Dependent Notes Series 480115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480115	$12,000	$12,000	7.88%	1.00%	February 8, 2010	February 9, 2013	February 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480115. Member loan 480115 was requested on January 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	ARAMARK	Debt-to-income ratio:	19.60%
Length of employment:	4 years	Location:	Page, AZ

Home town:
Current & past employers:	ARAMARK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/26/10 > Page 2010 Living

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,882.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you moving across town or across country? Will you have a job after you move? Regards; Art	The job is the reason for the move. I am moving from Orlando, Florida to Page, Arizona
Are you moving locally or long distance? Will you have the same employer after you move? Thank you in advance.	Same employer, new job & promotion.
Me again. At your pay scale it seems surprising that the company won't pick up your relocation costs. Have I missed something? Also, I can't think of two places that would be more different than Orlando and Page. Have you visited Page? Have you been a life long Floridian? Regards; Art	I did receive relocation assistance, I am holding on to my home in Orlando and plan to rent it. These extra costs are not covered. I lived all over: France - Florida - Germany - California - New York - Florida - Boston - Florida - Arizona.
Could you please explain the nature of your $46000 of revolving debt? What has prevented you from paying it off, given your high income?	I am paying it off.

Member Payment Dependent Notes Series 480368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480368	$6,000	$6,000	10.25%	1.00%	February 3, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480368. Member loan 480368 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Botanical Labratories	Debt-to-income ratio:	14.90%
Length of employment:	7 years	Location:	Bellingham, WA

Home town:
Current & past employers:	Botanical Labratories
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,905.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is the purpose of this loan? Also, how did you accrue $18K in debt? Regards; Art	Purpose; marital separation. The debt is approximately 8k. 10k was paid last month.
Lenders tend to feel more confident in loans that have a description of the purpose of a loan, before giving their money to someone they don't know. Please do the following: Add a purpose of the loan to the loan description Please describe your position at the Botanical Laboratories Please describe how you accumulated your revolving credit balance of $18K Please list all of your monthly expenses Please list each credit card balance/interest rate Do you have an emergency fund? Do you have savings to fall back on? Do you plan on paying this loan sooner than 3 years? The more general information you are willing to disclose the more confident lenders will feel. The more confident lenders feel, the faster your loan will be fully funded. Good luck with your loan! Thank you!	I am a Production Supervisor at Botanical Labortories. I have 15 employee's under my supervision I started in March 2003. I am in the process of a seperation from my spouse. The revolving credit balance is 8,000 not 18,000 as listed in my credit report. I recently made a payment of 10,200.00 (Dec. 2009) to pay off a card. The remaining card has a balance of 8,000 and an interest rate of 12.99. I do have a savings account and a healthy 401K. My financial future will be brighter in 6 months or so and it is my plan to pay off this loan with 18 months.
Please list all your monthly expenses (mortgage, utilities, phone, cable, food, gas, etc.)	Rent 450, Utilities 100, Phone 50, Cable 40, Gasoline 100, Food 400

Member Payment Dependent Notes Series 480401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480401	$10,000	$10,000	13.85%	1.00%	February 8, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480401. Member loan 480401 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:		Debt-to-income ratio:	7.25%
Length of employment:	10+ years	Location:	clarendon hills, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	35
Revolving Credit Balance:	$47,134.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed, owner operator and own 4 trucks. Mainly hauling stone, asphalt, gravel, sand
What's your job? Please outline all current debts/rates. Please explain delinquency.	The source of my income is very correct and i can verify it with taxes. I own a small transportation company, own my trucks and trailers and also drive one of the trucks. I have been in business for over 14 years now. Mainly hauling asphalt, stone, gravel, sand. All current debts are mainly for the use of business, revolving debt is mainly because of fuel and repairs. Deliquency, im not aware fo it, it shows something that happened over 35 months ago. I assume it was due to a late payment but not sure.
What is the source of your $11,667 per month income? Is that correct or is it a typo?	The source of my income is very correct and i can verify it with taxes. I own a small transportation company, own my trucks and trailers and also drive one of the trucks. I have been in business for over 14 years now. Mainly hauling asphalt, stone, gravel, sand. All current debts are mainly for the use of business, revolving debt is mainly because of fuel and repairs. Deliquency, im not aware fo it, it shows something that happened over 35 months ago. I assume it was due to a late payment but not sure.
What is your current occupation/employer? TIA	The source of my income is very correct and i can verify it with taxes. I own a small transportation company, own my trucks and trailers and also drive one of the trucks. I have been in business for over 14 years now. Mainly hauling asphalt, stone, gravel, sand. All current debts are mainly for the use of business, revolving debt is mainly because of fuel and repairs. Deliquency, im not aware fo it, it shows something that happened over 35 months ago. I assume it was due to a late payment but not sure.

Member Payment Dependent Notes Series 480443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480443	$25,000	$25,000	15.33%	1.00%	February 5, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480443. Member loan 480443 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Placer Insurance Agency	Debt-to-income ratio:	16.35%
Length of employment:	9 years	Location:	Roseville, CA

Home town:
Current & past employers:	Placer Insurance Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I used credit cards to help fund my daughter's college education thinking I would be able to refinance my house to use equity to pay it off. She is in her last semester. The house has lost all of the equity I had in it due to the housing market changes. With the increases in credit card rates I can see the interest rates trending higher and higher. I would like to be able to pay off this fixed amount of debt in 3 years. Doing this will decrease my monthly payment amounts and also allow me to get back on track. I am a very reliable person and have never defaulted on any debt in my entire life. I have a secure job (working for my present employer for the past 9+ years) and have been self reliant my entire adult life. Once my daughter is finished with school, I will no longer have her living expenses which will currently are about $1,000 a month. I currently have about $40,000 in a 401K account but I would like to leave it there if at all possible. Thank you for your consideration. Borrower added on 01/27/10 > My current outgoing expenses paid now including mortgage, car, insurance, utilities, food and credit card debt is approximately $6,400 My take home pay is around $7,000. I can make the minimum plus on all cards currently but the payments are increasing along with the interest rates. Using this $25,000 will consolidate all credit cards except one lowering my outgoing expenses to $6,000 (saving $400+) but most importantly giving me a end date. Starting in July I will no longer have the college expenses of my daughter (around $1,000/month). This will allow me to use this $1,000 towards the one remaining $18,000 credit card and be able to be credit card debt free within 3 years. I accrued this credit card debt because of college expenses/tuiton for my son who already graduated and daughter (currently in her last year). I have about $3,500 in savings currently but would like to keep it there if possible.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	48
Revolving Credit Balance:	$38,416.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your mortgage payment?	$2000 including taxes & insurance fixed loan @ 6%
What do you do at Placer Insurance Agency? Why do you say your job is secure? Thank you.	I have been an a commercial insurance agent specializing in public transportation for 9 years. The book of business I have, has grown steadily for the past 5 years. Last year's growth was 3.5% which was lower than (12%) the year before but compared to my peers was very successful.

Member Payment Dependent Notes Series 480457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480457	$20,000	$20,000	14.59%	1.00%	February 9, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480457. Member loan 480457 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,558 / month
Current employer:	NYCT	Debt-to-income ratio:	23.52%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	NYCT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > We do this in order to preserve our way of life.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,769.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 Debt Consolidation loan: (1) NYCT stands for what? (2) Position (J-O-B/ROLE) @ NYCT is what? Answers required for B-O-T-H questions. Good luck with loan. Member 505570 RetiredUSMCInvestor sends 05:15 AM ET.	NYCT stands for New York City Transit. It is the state agency that runs the city bus and subway systems in New York City.
Other than requesting this loan, what actions have you taken to reduce/control your debt level, moving foward? Thank you in advance.	I have gotten rid of all the luxuries (cable, the car, dining out) and trying to live within my means.
I am curious as to whether your intent is to close your credit card accounts once you pay them off with this consolidation loan? Thank you in advance.	Absolutely!!!!!
Me again. Thanks for answering earlier email. Unfortunately you answered only O-N-E of T-W-O questions asked. Unanswered question is: POSITION (J-O-B/ROLE) @ NYCT is? Good luck with loan quick funding and issuance. Member 505570 RetiredUSMCInvestor sends 09:00 01.29.2010	I am an inspector @ NYCT. I inspect newly installed equipment along the tracks.
What are the interest rates and payments for credit cards?	1: $7800 @30%. 2: $6800 @ 27%. 3: $3000 @ 27%. 4: $400 @ 22%. 5. $2000 @ 30%.
IM IN, THESE FRIGGIN BANKS ARE SO FULL OF S77IT THE INTEREST RATES ARE ON THE SIDE OF USUARY LAWS	You are soooo right!! At least i now realized that if i continue on this path, i will be a slave forever.
Could you please reach out to Lending Club to have your income verified? This is an extra step that borrowers take to make lenders more confident in making their loans. When income is verified, there is an asterisk that gets added to the income amount to show that it has been verified. Thanks!	There is a special number and a procedure that has to be set up in order to have my income verified. I will submit that information this morning ( Tuesday Feb 9th ) at 10 am to the Lending Club for verification.

Member Payment Dependent Notes Series 480497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480497	$6,000	$6,000	7.14%	1.00%	February 8, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480497. Member loan 480497 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,582 / month
Current employer:	New York City Dept of Transportation	Debt-to-income ratio:	17.26%
Length of employment:	2 years	Location:	Long Island City, NY

Home town:
Current & past employers:	New York City Dept of Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I live in a high-cost-of-living city, have been trying to pay down my credit card that got some use during grad school, but they keep raising my interest rate. I work for city government, stable job, just not great paying. I'd really like you to make money from me, not them! Cheers.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,039.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a few questions that I wish you would answer. Your credit history shows $8,039 of revolving credit debt. Yet you are only requesting $6,000. Why? What is the amount you are currently paying on your debt per month? I am hoping to see that you would be saving by taking this loan. How much are you paying each month on other major debts such as education loans, autos, etc? Usually I do not invest in loans where the borrower has had the current job for less than 3 years. What can you tell me to convince me that you will stay with this job for the next three years (including that the job is secure)? I am hopeful about your situation but do not want a default. Your answers are appreciated. Wishing you the best.	Greetings - I have been an authorized user on a credit card that my mom carries for 9 years, though I've never used it. She is carrying a balance of $1900 right now. The balance I'm paying off is $6100. I am currently paying $300/ month on this account, but my interest rate went up 2% a month ago, and I fear it could continue to increase. I pay $500/mo in student loans to the government and $50 to a private student loan, and have no other loans. I work for the city government in a secure job - I started as in intern while I was in grad school and have been there since june 2007, but have been full-time since Jan 2008. I will definitely be staying at this job so that I will be vested in my retirement plan! Hope this information is helpful to you - thanks for taking the time to evaluate my application. Take care!
Thank you for your answers. I will invest in your loan.	That's great news! Looking forward to helping each other out. All the best to you.
By the time you get this, your loan will be funded and I would have liked to have helped, but I am only funding from payments from other loans. Word of advice to you, as I am also a civil servant (14 years and counting...can't wait until I'm 55!), if you aren't using your mom's CC anymore, have her remove you. If she is going to incur debt that you don't want/need to pay, then it is no longer an asset to you, but a potential liability. In the short term, you will have less available credit, but you will make up those gains in about 1-2 years with CCs in your own name. Best of luck to you.	Thanks for the advice - I was just thinking the same thing! It's great to have a network like this that gives us the opportunity to interact and share, unlike corporations. Good stuff!

Member Payment Dependent Notes Series 480571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480571	$17,400	$17,400	13.48%	1.00%	February 8, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480571. Member loan 480571 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,533 / month
Current employer:	SCR, Inc.	Debt-to-income ratio:	3.60%
Length of employment:	5 years	Location:	Spring , TX

Home town:
Current & past employers:	SCR, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > Hello, I have a great job and excellent credit and can't get a home improvement loan. I have a 18000 gallon in ground pool I want to have it redone, plaster, tile and replacing the pump and equipment. Pool is about 20 years old, still holds water but looks so so. The estimates have come in around 20k +/- a few thousand depending on equipment selections, I'll make up the difference. Thanks in advance for taking a look. Bruce

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	64
Revolving Credit Balance:	$221.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain your last delinquency? Also,your position and job security with SCR,Inc. Thanks	Hello, I am the sales manager for SCR, Inc. Sales are up about 10% over last year and I am sure I'll have my position for years to come. SCR is a trip hazard removal company. Our process allows clients to correct expensive concrete problems for a fraction of the replacement cost and in a much shorter time frame. Great job. My only delinquency came for a car I traded in over five years ago, I traded the car in and the NEW CAR DEALER didn't send in the payoff for two months. I didn't know we had a problem until Chase Auto Finance contacted me, then I contacted the dealer, and of course the dealer said, it's in the mail. Long story short, Chase reported me as being late on the last two payments. Hope this helps, Thanks Bruce
Please verify your income by contacting Lending Club @ 1-866-754-4094. This will help assure 100% funding of your loan.	Sorry, I called the 866-754-4094 and had to leave a voicemail.
Is your credit report accurate in reporting only about $500 in open credit lines ($221 actively revolving)? What are your typical monthly expenses? (Mortgage, transportation, food, entertainment, utilities, etc.) How old is the pool you're repairing? What is your plan in case work begins and it is determined that the job will be significantly more expensive (i.e. a major crack is found under the surface, or some other sundry problem as tends to happen in home improvement projects)? Thanks, and I look forward to funding your loan once I've received your answers!!	Very good question, I could replace the pool for 25k if needed. The pool is eighteen years old and doesn't have any leaks, its very dull and the tile around the top needs to be replaced, also the pool equipment is old. If things turn out to be higher I have a cash reserve and will make up any difference. On open credit, I really don't used credit cards. Most of my accounts are closed auto loans or closed home loans. My monthly expenses are around 3400-3700 per month. Have a great day, Bruce

Member Payment Dependent Notes Series 480572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480572	$7,500	$7,500	12.73%	1.00%	February 5, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480572. Member loan 480572 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	stockers excavating llc	Debt-to-income ratio:	11.91%
Length of employment:	8 years	Location:	WARREN, OH

Home town:
Current & past employers:	stockers excavating llc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I need the loan to help with medical bills, & to help build good credit no bank will give me a loan because every thing I own is in my dads name. I just need someone to give me a chance to build my own credit so I can feel free. Thanks Jon.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	8
Revolving Credit Balance:	$6,202.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency? Thank you in advance.	Some unexpected bills come about, so had to take care of them first.
Please list your monthly living expenses so we can see how the loan payment will fit into your budget. Thank you in advance.	live with my dad, food - 350.00 a month, cell phone 125.00 amonth, Ins - is 135.00 a month, internet - is 45.00 a month, car payment is 265.00 a month, dish network - 79.00 a month, three credit cards - 245.00 a month.
Are the medical bills yours, or someone elses?	mine.
What is the total amount of your debt? Thank you in advance.	$17,000
Has your ability to earn a income been compromised due to your illeness in the past, present, or the future as best you can tell? I respect your privacy on this matter so detail is not what I'm looking for, just a honest appraisal of our ability to earn.	NO I can still do light duty work and have an income to pay the loan off. Thanks Jon
What interest rate(s) are you currently paying on your credit cards? Thanks!	1 is 7.9, 2 is 12.9. Thanks Jon

Member Payment Dependent Notes Series 480581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480581	$15,000	$15,000	10.25%	1.00%	February 3, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480581. Member loan 480581 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	McLarens Yong International	Debt-to-income ratio:	14.20%
Length of employment:	10+ years	Location:	Palos Heights, IL

Home town:
Current & past employers:	McLarens Yong International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > Home Improvement

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1973	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,962.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 480614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480614	$24,500	$24,500	13.85%	1.00%	February 8, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480614. Member loan 480614 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,017 / month
Current employer:	New York City Transit	Debt-to-income ratio:	21.72%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	New York City Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > This loan should have been called "FRESH START", I have requested this loan because of the high interest I am paying on the balances on my credit cards. Some APRS from 17.99 to 19.99 even with my good credit score. It is time to say good bye to these credit card companies. I have been on my job for 21 years and yes it is my career. I have learned that paying cash is the best way to go these days. I have a plan to be almost debt free because we all will have some type of debt in this lifetime. If I am funded/approved for this loan it will surely help. So if you have any questions feel free to submit them. I Thank You for your time and consideration.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,313.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you applying for two loans?	Thank you for the question. The answer is no only one loan.
Your loan description is blank - 1. Your monthly rent 2. Your position with NYCT 3. Exactly what are you paying off with this loan 4. Steps you have taken, if any, to reduce your overall debt from this point on	Thank you for your question. My monthly rent is 600.00. I am a Train Dispatcher. I am paying off high interest credit card debt. I have learned that paying with cash is the best thing to do in these financial times. So if I receive the funding it will be a fresh start. I have also closed other accounts after paying off the balances. Thank you for your time.
I am considering funding part of your loan, and have a couple of questions: 1) What are the individual debts that you have (type/balance/APR)? (rough amounts) 2) Other than requesting this loan, what actions have you taken to reduce and stabilize your debt level? Thank you in advance for your answers.	Thank you for your question and your time. I have four credit cards I want to to pay 1) Bank of America (2) cards which i owe $7400. 2) Discover card $8000. Municipal Credit Union $8000 the APRS range between 17.99-19.99. I have learned that in these times paying cash is best. Before requesting this loan i payed off other cards and have closed the accounts. I will continue to be vigilant until one day I will have just (2) cards that will probably have a low interst rate with maybe a $3000 Dollar limit on both , and will only be used for emergancy situations.
I would like to help fund your loan. What is the current monthly $ payment you are making on the CC debt you will replace with this loan?	Thank you for your question and time. The monthly payment I am replacing is about $1300 dollars.
How is it possible that your monthly rent in Brooklyn can be only $600?	Thank you for your question and your time. The answer to your question is , It is the family owned house and instead of living rent free, I choose to do the responsible thing and pitch in with rent money to pay for those things that come with living in a house like eg. oil, gas and property taxes, and work for the up keep of the house.

Member Payment Dependent Notes Series 480632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480632	$22,000	$22,000	10.25%	1.00%	February 8, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480632. Member loan 480632 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,308 / month
Current employer:	G. Porter Co	Debt-to-income ratio:	15.46%
Length of employment:	5 years	Location:	KIRKLAND, IL

Home town:
Current & past employers:	G. Porter Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > hello, i would like to get this loan to help my son in college. i am a driver/laborer for one the the largest masonry contractors in illinois. i work a steady 40-46 hours per week at a union job. i have never been late or defauted on any previous loan. i would like to have it paid off within the year.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,346.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Purpose of loan? Please list breakdown of revolving credit balance and interest rates. Type of work? Thanks for answering and good luck with the loan.	hello, i have a son in college. i am a truck driver/laborer for one of the largest masonry companies in illinois. my revoloving debts are 2500 to chase, 1200 to captial one and 2500 to wamu
What is "Other" and what is your position at G. Porter Co? Thank you in advance.	hello, i have a son in college and would like to help him out. i am a driver/laborer for the largest masonry contractor in illinois. we build schools, hotels, hospitals, etc....
I am interested in your loan, but your application lists 17k revolving debt and your answer above only comes to 6200. Please clarify and thanks for answering.	hello, the only thing i can think is my wife owes on her car. i did not list her or her income on my application but her car is in both our names.
Hello, Could you please list your monthly expenses? Mortgage, car payments, utilities, etc. I am leaning towards helping to fund your loan, but I'd like a little extra information. It would be nice to help a fellow IL resident. Thank you.	sure thing. i do not have a car payment and i paid cash for my son's car. i pay the mortgage ($1500), gasoline and misc ($800), nicor gas ($200). i have been hammering out my other credit cards paying $1000 each on chase (bal of 2500) and wamu (bal of 2500). my wife pays her car payment, utilities, and the capital one bill (bal of 1200). i did not list her income on my application. it sounds funny, but we do not combine our incomes per se. we each pay our agreed upon bills and in the 20 yrs we have been together, we have never had an arguement about money. Thanks for your consideration.

Member Payment Dependent Notes Series 480666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480666	$4,500	$4,500	9.88%	1.00%	February 3, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480666. Member loan 480666 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,625 / month
Current employer:	guildmark group	Debt-to-income ratio:	20.76%
Length of employment:	3 years	Location:	kettering, OH

Home town:
Current & past employers:	guildmark group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > Short term loan used to purchase a pre-owend vehicle.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,792.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you selected the car yet? You say short term - how soon do you anticipate paying off the loan? (loans here are for 3 yrs) Thank you in advance for your answers.	No I have not yet picked out a car. I purchased a home in October for $72,000, so I will be getting a $7,200 tax refund from the government. I was under the impression that I could e-file my taxes and I would have the refund in a week or two, but I was wrong. You can not e-file the first time home buyers credit, so it will be 2-3 months before I get my return. I could possibly pay off the loan once I get my return!
Hello. Are you able to fully pay off your credit cards each month? Do you have any major debts besides your mortgage (home equity loan, education loan and mortgages on rentals)? How short term to you envision this loan? Your answers are appreciated.	Yes I am fully able to pay off my credit cards at the end of each month. I currently have one credit card to my name which will be paid off the middle of next month. I also receive monthly profit sharing bonuses. While going through my home loan process I was told you can not add bonuses to your gross income unless you have been receiving them for one year. I have only been working full time and receiving the bonuses since May of 2009. So the gross income shown here is only comprised of my hourly salary. Since May, my smallest bonus has been $500 and the largest has been $2000, with the average around $1100 per month. I purchased a home in October for $72,000, so I will be getting a $7,200 tax refund from the government. I was under the impression that I could e-file my taxes and I would have the refund in a week or two, but I was wrong. You can not e-file the first time home buyers credit, so it will be 2-3 months before I get my return. I could possibly pay off the loan once I get my return! Thanks, Chad
Please describe your position at the Guldmark Group Please list all of your monthly expenses (or total) Please list each credit card balance/interest rate Do you have an emergency fund? Do you have savings to fall back on? Do you plan on paying this loan sooner than 3 years? The more general information you are willing to disclose the more confident lenders will feel. The more confident lenders feel, the faster your loan will be fully funded. Good luck with your loan! Thank you!	I am the office manager at the Guildmark Group. You can find us on Ebay. We also have a sister site internationalestatebuyers. The Guildmark Group has been in the jewery business for 30 years. We sell rare vintage watches, fine diamonds and vintage jewelry. We've been on Ebay for over 10 years. There are two parts of the company. We have about six people that travel the country on "road buys" purchasing merchandise. I run the second half of the company which is selling all of the merchandise. I have about $1,100 of montly expnses in my name, but I do have someone living with me so I pay roughly $700 per month. I have about $4000 invested in various mutual funds. Since I do sell watches, I have about $8000 worth of watches I have collected over the last few years. I could possibly pay the loan off in 3 months! I will receive $7,300 tax refund for buying my home last October. Thank you!
I understand you say "you could possibly" pay the loan off in 3 months. The question is what IS the amount of time you plan to pay off the loan? We could possibly help fund your loan in 3 clicks. Thank you.	I will definately pay off 50% of the loan within the next three months and I may wait to pay off the rest until next May when my fiance finishes graduate school. Thanks, Chad

Member Payment Dependent Notes Series 480707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480707	$13,000	$13,000	14.59%	1.00%	February 9, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480707. Member loan 480707 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Green dot	Debt-to-income ratio:	13.64%
Length of employment:	1 year	Location:	SYLMAR, CA

Home town:
Current & past employers:	Green dot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,525.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Income? breakdown of debt? Thanks.	made 52k last year i owe 11k on 6 credit card
What is "Green dot" and what do you do there? Thank you in advance.	I am a financial analyst and Green dot is a prepaid credit card company.
What is Green Dot? What is your position at Green Dot? Please provide a detailed list of debts and the interest for each debt.	I am a financial analyst and Green dot is a prepaid credit card company. I made 52k last year I owe 11k on 6 high interest credit cards. The interest for all my debt is higher than the loan terms I qualified for.
Hello, Could you please provide a list of your monthly expenses? Thank you.	Rent 300 Cell phone 100 Student loans 233

Member Payment Dependent Notes Series 480775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480775	$16,800	$16,800	13.85%	1.00%	February 9, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480775. Member loan 480775 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Frito Lay Inc	Debt-to-income ratio:	5.36%
Length of employment:	< 1 year	Location:	Warner Robins, GA

Home town:
Current & past employers:	Frito Lay Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > Will be used to fund the purchase of a engagement ring as well as paying off some credit card debt. Profile shows $11,330.00 in revolving credit out. This is incorrect now. I have paid off $3000 in debt with the sale of my motorcycle and will pay off another $3500 leaving me with about $4830 in debt. The interest rate is a little higher than what is on the card, but I feel more comfortable with a rate that isn't tied to the prime rate + x%. Credit score is not accurately reflected either. Since paying off some debt my credit report (1/27/10) shows EX: 738, EQ: 739 and TU: 737.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,330.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
where and how long did you work at any other jobs and why did you change jobs?	I graduated from college with a BS in Mechanical Engineering last August. That's the reason for the new job and the revolving debt for that matter. Intern at Rheem Mfg Aug 2006-Aug 2008 Bag boy or butcher Oct 2001-Feb 2006 The gaps are me moving from one college to another and the 1 yr gap are me finishing engineering school.
will you please get in contact with lending club to verfiy your income and please break down your monthly expenses. thanks in adavance	Working on getting the income verified now. Expenses: Rent: 790 (includes water) Cell: 60 Power: 100 (yearly avg) Cable/Net: 100 Car/renters ins: 100 Credit Card Min: $231 now that the others are paid off. Total = $1381 This obviously doesn't account for groceries/gas etc, but all the above bills except for credit cards and cell phone are split with my roomate so total obligations is probably about right.

Member Payment Dependent Notes Series 480776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480776	$18,000	$18,000	13.48%	1.00%	February 9, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480776. Member loan 480776 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Unilever	Debt-to-income ratio:	21.26%
Length of employment:	2 years	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Unilever
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I plan to use this loan to consolidate my existing debt. I'm a reliable borrower with good credit history. I've also been employed full-time for the past three years as a public affairs professional. My job is secure.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,292.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving debt is listed as $27,292 so this loan would only cover a portion of it. What is the amount, interest rate and monthly payment made (not minimum due) on the debt you will replace with this loan? What is the amount, interest rate and monthly payment made (not minimum due) on the debt that will remain? What are your other monthly expenses (rent, utilities etc)? Thanks for answers all 3 Qs.	This loan of $18,000 will cover all of my existing debt, excluding the lease on my car, which accounts for the remaining $9,000 of revolving debt. My monthly lease payment for my car is $200. My other expenses include a monthly rent payment of $800 and approximately $150 in utilities in addition to some other smaller expenses ($50 mobile phone bill, dog walking expenses, groceries, etc.).
Could you verify your income through Lending Club, please? Thank you.	My gross income is $56,000 per annum plus variable pay (annual bonus of 5-10% of pay).

Member Payment Dependent Notes Series 480805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480805	$8,000	$8,000	15.33%	1.00%	February 3, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480805. Member loan 480805 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Harris Corporation	Debt-to-income ratio:	16.04%
Length of employment:	6 years	Location:	Palm Bay, FL

Home town:
Current & past employers:	Harris Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > The loan amount requested is to retire the last of my revoling credit cards and lines of credit and by using Lending Club, in three years this will happen.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,573.00	Public Records On File:	1
Revolving Line Utilization:	95.40%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $8,000 Debt Consolidation loan:(1)-Position (J-O-B) @ Harris Corp is? (2) TransUnion Credit Report reflects Pubic Record from 91 months ago. Court judgment? Lein? Wage garnishment? If bankruptcy, Chap 7? (assets liquidation) or Chap 11? (debtor reorganization). Require answers to B-O-T-H questions. Member 505570 RetiredUSMCInvestor sends 01.030.2010 @ 8:45 AM ET	Type your answer here.I am a systems intergration engineer at Harris. The Public Record reflects a Chap 13, fully discharged in 2001.
How secure is your job? Can you please describe the circumstance around your Chap 13, and why this won't happen again? How did you get into 25,573.00 of revolving debt since then? Thank you.	Type your answer here. Alexander, I truly feel my job is quite secure. Divorce and excessive spending habits by my-ex and me caused Chap 13 and I learned from this painful and humble experience. Also have TS and above clearances that I will loose if this happens again. I was helping my family with my fathers' medical bill for Parkinson disease.

Member Payment Dependent Notes Series 480824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480824	$20,000	$20,000	13.48%	1.00%	February 8, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480824. Member loan 480824 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Smallwood Dental	Debt-to-income ratio:	20.50%
Length of employment:	< 1 year	Location:	Richmond, VA

Home town:
Current & past employers:	Smallwood Dental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I am a new dentist and would like to use this money to pay off higher intrest rate credit card debt that I accumulated why my wife and I were both in school. She also has a great job as an OT and makes 50k a year....please let me know if you have any questions

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,669.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you own your practice? Please list your current credit card balances and the rates associated with each. Thank you and good luck with your loan.	No I dont own a practice right now, I am currently working as an independent contractor, fullfilling a scholarship obligation. I am looking to buy into a practice in the next 3-5 years. credit card debt is around 27000 with an avg. int. rate of 13-14%
What the monthly payment you are currently making on the debt that you will pay of with this loan? What will your other monthly expenses be (mortgage, car, student loans, remaining debt, utilities)? Thank you..	400 dollars, mortagage 1450, car 125, student loans 1000, utilities 300
Now I'm confused. Since your current debt averages between 13-14%, and this loan if funded will be 13.5%, when you factor in origination fees it doesn't seem to me that you'll be saving much money at all. Please enlighten me.	paying down my revolving debt will improve my credit score

Member Payment Dependent Notes Series 480835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480835	$3,000	$3,000	14.22%	1.00%	February 3, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480835. Member loan 480835 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Rehoboth Beach Country Club	Debt-to-income ratio:	24.32%
Length of employment:	2 years	Location:	REHOBOTH BEACH, DE

Home town:
Current & past employers:	Rehoboth Beach Country Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I am trying to get a loan to assit with my divorce.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,725.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To understand how this will fit into your budget, can you provide info on your other monthly costs including rent, monthly credit payments, car etc (if applicable)?	my rent is 750, my credit cards and school loans equal about 1000, and there are really little to no other expences, I live 4 miles from work, so I use very little gas, and I eat 90% of my meals, at work, provided by work.

Member Payment Dependent Notes Series 480840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480840	$8,500	$8,500	16.45%	1.00%	February 9, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480840. Member loan 480840 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	bloomingdales	Debt-to-income ratio:	15.83%
Length of employment:	< 1 year	Location:	NEWBURGH, NY

Home town:
Current & past employers:	bloomingdales
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Hello investors! When the economy first fell, I lost my job. I was unemployed for some time, and had to use my credit cards for everything because of the lapse between the loss of employment and the receipt of unemployment. This year, since I now have a wonderful stable job and am about to receive a raise, my new years resolution is to use this loan to get completely out of debt from my other creditors (which is a dream in itself) to fulfill my dream of publishing my novel this summer. Hopefully I'll be able to thereafter invest with lendingclub for others. Please help this come true!

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,306.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job title at Bloomingdales?	I am the Majorica Specialist, I work for a private vendor selling pearls in the department store's jewelry department. I am an employee of Bloomingdale's, but also of Majorica. I also sell and fix watches by various designers there. Thank you for your interest :)
Please provide your take home pay and complete list of monthly expense amounts.	someone has just asked the same thing- my monthly expenses are listed in another answer that I've posted. As for my take home pay, after both taxes (I work in one state and live in another) I bring home between $1800-$2000, depending on the commission check at the end of the month. Thank you for your consideration.
Greetings: Could you list your outstanding debt that you are trying to consolidate, and the various APRs that apply? Also, could you please provide a breakdown of your monthly expenses?	sure. I have 3 credit cards that have apr's that were just raised in the past 3 months; one is at 19.45%, and the other two are at 22.9%. the total of these 3 cards comes to $9,200. My car is completely paid off and I don't pay rent/mortgage, so my only monthly expenses are cell phone ($60), ezpass/gas ($200), car insurance ($147.50), gym membership ($20), and of course groceries/necessities etc. I am more than able to handle the monthly payment for this loan, as paying above minimum on each of the credit cards has been a bigger expense thus far. thank you for your consideration.

Member Payment Dependent Notes Series 480904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480904	$6,000	$6,000	7.88%	1.00%	February 5, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480904. Member loan 480904 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Applebee's	Debt-to-income ratio:	10.30%
Length of employment:	8 years	Location:	Deaborn Heights, MI

Home town:
Current & past employers:	Applebee's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	74
Revolving Credit Balance:	$1,490.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be moving to the home, or is it an investment property? Thank you in advance.	an investment property, already have a ready renter I just need to make the purchase.

Member Payment Dependent Notes Series 480925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480925	$4,000	$4,000	13.11%	1.00%	February 4, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480925. Member loan 480925 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,467 / month
Current employer:	Global Payments	Debt-to-income ratio:	2.35%
Length of employment:	2 years	Location:	PARKVILLE, MD

Home town:
Current & past employers:	Global Payments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I am applying for this loan not only for further education so that I might finally do what I truly want to do, but also so that once I achieve the success in my chosen field of which I know I am capable, I can inspire others to follow their dreams despite whatever adversity they may have faced in the past or currently face, because I have been able to overcome my own. I aim to lead by example, to infect others with hope and ambition, and to effect positive change. All this starts with one small step at a time, and a little more funding than I am capable of providing for myself at this time.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	60
Revolving Credit Balance:	$1,465.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Global Payments, and what do you do there?	Global Payments is an international credit card processing company. My position title is American Express Account Set Up Rep. Basically, I gather and enter the information necessary to build or update credit card terminal files. As a woman with a degree in English and a deep affinity for the arts and anything creative, this is not exactly what I had in mind for my future, though I must admit I have learned quite a bit and it is a good job with excellent benefits and coworkers. Although I do get to exercise creativity in problem solving, I believe I have a far greater potential to develop and express.

Member Payment Dependent Notes Series 480943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480943	$10,000	$10,000	7.51%	1.00%	February 8, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480943. Member loan 480943 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Apria healthcare	Debt-to-income ratio:	1.92%
Length of employment:	9 years	Location:	altamonte springs, FL

Home town:
Current & past employers:	Apria healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	39
Revolving Credit Balance:	$1,569.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Apria healthcare? Is it secure? Also, what is the purpose of your loan? Thank you.	Hello Alexander. I am a Registered Respiratory Therapist. I will have been with Apria ten years in April. I am the supervisor of the Respiratory Department. Apria Healthcare is one of the largest home health and durable medical equipment companies in the U.S. We were just purchased by the Blackstone group. I am wanting to continue my education in hopes of one day owning my own business. Thank you.
So, are you going to go to school and work at the same time? What degree are you going to pursue?	Yes I intend to continue working and going to school. I am pursing a Masters in Nursing.
It says it was "39 Months Since Last Delinquency" can you explain what this delinquency was? Thank you.	Yes, I was going through a divorce about 3 years ago and my exhusband used a credit card of mine that was also issued in his name, that I did not know about. So it went 30 days, but that has not happened again since
Will you continue to work at Apria during the time you are taking your extra education? Is this for part time school? What will you be studying? Thank you.	Yes i will continue to work. Quite a few of my classes have been online some are offered in the evenings and on Saturdays. I am studying Nursing.
PLEASE LIST ALL DEBTS, AMOUNTS AND INTEREST RATES. THANKS	I have 2 credit cards with open balances. One $152 w/12% and the other $160 w/0% for 1 year which ends in march. The revolving balance that you see is paid off. I purchased furniture that was 0% for 1 year. I usually do not carry a balance on my credit cards unless it has 0% interest, which is hard to come by these days.

Member Payment Dependent Notes Series 480946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480946	$14,000	$14,000	7.88%	1.00%	February 4, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480946. Member loan 480946 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	15.87%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Cisco Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$232,755.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the $232,755.00 credit balance? How is your request for $14,000 going to help? I would like to help fund your loan but I need to know the total of all current monthly expenses?	Hi - this is primarily secured debt. (house). This small loan is for better interest rate on unsecured debt. Thanks for your Question.
Please respond to the following: What are your responsibilities at Cisco? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	Hi - I am a Program Manager. Our household income is over $270k per year. We own two homes (not rentals). We have enough in savings to repay the loan in case of job loss. Also, our total fixed expenses are such that we could live on one person's salary instead of two. Automatic payment or monthly BillPay is fine. Thank you for your question.

Member Payment Dependent Notes Series 480961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480961	$8,000	$8,000	12.73%	1.00%	February 5, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480961. Member loan 480961 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	MANSFIELD INDUSTRIAL	Debt-to-income ratio:	15.50%
Length of employment:	1 year	Location:	PENSACOLA, FL

Home town:
Current & past employers:	MANSFIELD INDUSTRIAL
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,070.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 480967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480967	$3,000	$3,000	7.14%	1.00%	February 8, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480967. Member loan 480967 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Jacobs Music	Debt-to-income ratio:	12.85%
Length of employment:	5 years	Location:	West Chester , PA

Home town:
Current & past employers:	Jacobs Music
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,210.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480972	$16,000	$16,000	10.99%	1.00%	February 9, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480972. Member loan 480972 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	TLLJ INC	Debt-to-income ratio:	20.18%
Length of employment:	3 years	Location:	Augusta, GA

Home town:
Current & past employers:	TLLJ INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,370.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates on the debts you're refinancing?	discovercard 19% variable $5795 discovercard 21% variable $3850 Sears Mastercard 25% variable $3100 bank of america 19% variable $975 capitalone 19% variable $1250
And the monthly payment? How does this fit into your budget (income and expenses)? Are you the sole wage earner or is there another? If so, what is the household contribution? Do you have contingency plan in case of job loss or other unexpected events?	I am paying $575 a month I am not sole wage earner wife(LPN) at VA Hospital over 16 years. We have emergency funds

Member Payment Dependent Notes Series 480973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480973	$10,000	$10,000	10.25%	1.00%	February 4, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480973. Member loan 480973 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Moog	Debt-to-income ratio:	15.17%
Length of employment:	10+ years	Location:	Elma, NY

Home town:
Current & past employers:	Moog
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > Want to consolidate all bills, start a budget and become debt free Borrower added on 01/30/10 > I have worked same place 30 years, recently got seperated and need to get back on track. Borrower added on 01/30/10 > Plan to pay off 4 credit card totalling $8500 and put remainder in the bank.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	74
Revolving Credit Balance:	$8,180.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 481029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481029	$8,000	$8,000	10.62%	1.00%	February 4, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481029. Member loan 481029 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Reflectx Staffing Services	Debt-to-income ratio:	17.92%
Length of employment:	10+ years	Location:	Weehawken, NJ

Home town:
Current & past employers:	Reflectx Staffing Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > I'm an employed professional looking to make a new purchase. I will always pay on time without difficultly.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	28
Revolving Credit Balance:	$28,824.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 481054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481054	$13,900	$13,900	10.62%	1.00%	February 5, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481054. Member loan 481054 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,367 / month
Current employer:	Unilever	Debt-to-income ratio:	15.41%
Length of employment:	3 years	Location:	EDGEWATER, NJ

Home town:
Current & past employers:	Unilever
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > I am a working professional that had accured some credit card debt shorly after finishing college. I am at a point in my life where my husband and I would like to start saving to purchase our first home together, but I do not want to move into this chapter of my life until I close the chapter on my credit card debt. I have a steady job, am in wonderful standing with the company I work for and enjoy my work, have been fortunate to maintain very steady income, and am the primary wage-earner between my husband and I. My company is also in excellent financial standing, and my specific department (supply chain) has been growing in size over the past 2 years. Additionally, my monthly expenses are as follows: -Rent $1,900 -Car Payment $256 -Insurance $96 -Cell $78 -Electric $160 -Internet $29 -Student Loan $120 -Gas $40 -Food $350 -Entertainment $90 If I receive the funds I have requested, I will be able to claim financial freedom in only 3 years! I have been trying to do this over the past 5 years, and have not had much success alone. While it saddens me that I have had to admit defeat in achieving this goal by myself, I am also tired of being unable to pay off the prinicpal on these 4 credits cards that I have balances on. I appreciate you consideration, and will be eternally thankful for your help in letting me achieve my financial goals, and start saving towards the purchase of a home with my husband.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,519.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a personality. You might want to add a loan description and tell us about your plan for repayment.	Hello RosanneF, Thank you for sending me a question; this is the first time I have worked through a site like lending club, and appreciate your time and advice. I have been trying to pay off credit card debt I accured about 4-5 years ago. My husband had been unemployed for an extended period of time, and we had to put our daily necessities on credit cards to both of our dismay. He is now employed, however, we still have high balances, and I am struggling to get the principal balances paid off. My husband and I both have some goals that we want to do once we get debt free, the main one is purchasing our first home. I need a little jump start to get toward this goal, and your financial assistance will help me get closer to my goal. Please feel free to contact me if you have any further questions; I appreciate your time, consideration, and am hoping that my request is honestly considered.
I'd like to help fund your loan, but I'm going to need a lot more information from you. What kind of work do you do? Are you the sole wage earner in your household? If not, tell us about the other. Tell us about the debt you are consolidating (amounts, rates, payments, etc.) How does this loan fit into your budget? List income and expenses. Do you have a contingency plan in case of job loss or unexpected expenses?	Hello finnmaurtizen, Thank you for submitting some questions for me. This is the first time I have worked through a site like Lending Club, and appreciate your consideration. I work for a consumer-packaged goods company as a demand planner, which is position within our supply chain department. I am resposible for the forecasting work on our bodywash category, as well as leading our sales and operations planning process, which helps align manufacturing, sales, marketing, and finance goals to better meet our committed operating plan for our category. Until recently, I had been the sole wage earner. My husband now works and has been for the past 3 months, but he had been without a job for a year, as we relocated from Arkansas to New Jersey for my promotion. Given the economy, and the lack of professional contacts we had in the New York area, it was difficult for him to secure a job in this area, but is steadily employed. The debt I am wanting to consolidate is among 4 credit cards that I currently have. Due to the interest rates (20+ on all 4), I have been struggling to pay down the prinicpal, and am currently spending over $650 every month on my credit cards. If I secure the loan amount that I requested, my monthly credit card payments would be $200 less, and I would be free of these debts in 3 years. I would not be able to do this with my current payment plan due to the interest rates. The loan request I have made to Lenders like you would be very budget friendly, as I am spending less each month than I currently am on credit cards. My husband and I want to save money to work toward purchasing our first home together, which is why I am committed to getting out of this debt. I have the following expenses (for both my husband and I): - Rent: $1,900 - Car payment: $256 - Insurance: $96 - Electric: $160 - Cell Phone: $78 - Internet: $29 - Student Loan for college: $120 - Gas: $40 - Food: $350 - Entertainment: $90 In regard to a contingency plan, my husband would be able to contribute to helping me pay off my debts, or my parents would be able to help me remain current on my payments. While I know job loss could happen to anyone at anytime, my company is in strong financial standing, and my department has been gaining head count in the past few years. I am committed to my job, excelling in my profession, and will be moving into management within the next 2-5 years based on my current performance. I am fortunate to have a loving family, that would not allow for me to fail if such an unforseen event such as job loss would occur. Thank you for your time and consideration, and please don't hesitate to submit any other questions you may have for me.
Could you please answer the following: 1. What debt are you attempting to consolidate? 2. What are the current interest rates of said debt? 3. What are you monthly living expenses (i.e. rent, car, etc.)? 4. Do you plan on using automatic monthly payments on this loan? Thank you and good luck.	Thank you for submitting a question, as this is the first time I have used Lending Club. I am trying to consolidate 4 credit cards that I have had balances on for the past 4-5 years, and am getting tired of paying a high monthly payment, and still struggling to pay off my balances due to the interest rates, with are all above 20%. 2 cards are store-specific credit cards that have high interest rates by default, and the other 2 I have accured the max balance and have carried it for quite a few years. My monthly living expenses are as follows: -Rent $1,900 -Car Payment $256 -Insurance $96 -Electric $160 -Cell $78 -Internet $29 -Student Loan: $120 -Gas $40 -Food $350 -Entertainment $90 My husband and I want to save money to purchase our first home together, but I do not want to enter a mortgage with credit card balances. I need help getting a fresh start and gain financial freedom. Thank you for your time and consideration, and please feel free to submit any additional questions you may have.
Hello - is the income stated on your profile combined household income (you and your husband) or just your income?	Hello, The income on my profile is my sole income; my husband was unemployed the majority of 2009 and only brought in about $5,300. He is now employed so I would estimate my total household income for 2010 to be around $100,000. Since the credit card debt was under my name, and he had previously not been contributing to the family due to unemployment, I had only included mine in the profile. Please let me know if you have any additional questions. Thanks!
Other than requesting this loan, what actions have you taken to stabilze your debt at zero, or a low level, moving forward? Thank you in advance.	Hello, A couple simple actions has helped me avoid accuring further debt, and it's something as simple as stop carrying my credit cards in my purse/wallet. Additionally, I have set up many of my monthly expenses to draft automatically from my bank account. I have found that if I have a specific date that money is withdrawn from my account, I am more aware of what I can/can't spend, to ensure that I am paying my bills in full when that automatic transfer of funds date arrives. And that helps me avoid late fee payments that I had previously been accepting, which was causing my debt/expenses to rise. I am also using an online budgeting tool, that I had not previously used, which is helping me track my expenses, determine a budget based on past spending history and current income, and provides immediate feedback on how I am managing my personal finances. It has such an appealing graphic user interface, that it has given me a.) an enjoyment in financial planning instead of the stress and worry I used to feel and b.) a good challenge, but attainable with a little discipline and commitment. It definitely keeps me motivated and engaged to staying within a budget, and I have reduced spending because of it (I may refrain from making a purchase, because I don't want it to show up in my budget). With a goal in site like purchasing a home, that is the biggest motivator in change my spending behavior. I have already reduced eating out to once every 2 weeks, instead of 2 times in a single week, and I have started using a home dry cleaning bag instead of taking my clothes to the dry cleaners. I also exercise in my home, instead of paying for a gym membership. These simple adjustments in my spending has already allowed me to allocate more money to paying down my debts and actually saving more money each month. Please let me know if you have any further questions; I am greatful for your consideration in helping me achieve my financial goals.

Member Payment Dependent Notes Series 481073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481073	$8,000	$8,000	7.14%	1.00%	February 4, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481073. Member loan 481073 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,317 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	10.16%
Length of employment:	9 years	Location:	Elmhurst, NY

Home town:
Current & past employers:	The Corcoran Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,557.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Error	Can't see your question.
Hello - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a personality. You might want to add a loan description and tell us about your plan for repayment.	Debit consolidation.

Member Payment Dependent Notes Series 481112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481112	$8,000	$8,000	13.48%	1.00%	February 8, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481112. Member loan 481112 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	University of California	Debt-to-income ratio:	13.07%
Length of employment:	6 years	Location:	El Cerrito, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,539.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are the amounts and interest rates for the CC debts?	Total amount is 28,000 and I was doing well in terms of rates (7-10% on average) till recently, when one card raised apr due to term changes. I now pay on that card 29%.
What is your position at the University of California?	Assistant Researcher - research faculty track, non-tenure track.

Member Payment Dependent Notes Series 481137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481137	$10,000	$10,000	12.73%	1.00%	February 5, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481137. Member loan 481137 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Teletech At Home Inc	Debt-to-income ratio:	8.71%
Length of employment:	3 years	Location:	MONTGOMERY, AL

Home town:
Current & past employers:	Teletech At Home Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > I plan to use the loan to pay off some bills that are scattered and need to be consolidated into one payment. I also need to move in March and this will help with moving costs etc.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,907.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you need to move?	My Lease on the apartment i am in ends March 31st and i do not want to renew at this location. I am staying in the same city but am looking for a house to rent instead.
Good evening! Congrats are the start to consolidate your bills into one payment. Good move. I see you said you are moving. For starts, what is your monthly rent? Do you have roommates and will you have them in the house you are trying to rent? Sometimes a house can be a bit more costly to maintain then an apartment. Just making sure you have weighed the differences and appropriately planned for it. Also, do you have any other monthly expenditures? A car/insurance for instance? Thanks again. I have no problems closing out the remainder of the funds required to fulfill this loan once I receive these answers and they are satisfactory. Thanks and good luck!	Actually my current rent is $799 a month split between 2 people. The houses we are currently looking at are between $550 and $650 a month so basically I will be lowering my monthly cost for rent considerably.

Member Payment Dependent Notes Series 481143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481143	$15,000	$15,000	11.36%	1.00%	February 5, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481143. Member loan 481143 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,686 / month
Current employer:	Bankers Life & Casualty	Debt-to-income ratio:	9.00%
Length of employment:	3 years	Location:	Sarasota, FL

Home town:
Current & past employers:	Bankers Life & Casualty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > I look forward to eliminating BofA's APR of 27.24% and Capital One's APR of 17.9% in order to more quickly eliminate my debt. I am fortunate to work in the rapidly growing market of seniors and manage a unit composed of 18 advisors at the moment. My office is rated #3 in the U.S. out of approximately 200 offices nationwide, and our annual sales increased in 2009 compared to 2008, unlike most other industries through this recession. I hold practices in recruiting, training, team development, and production. My unit has doubled in overall production in 2009 and our 2010 outlook is more than favorable, considering Baby Boomers will soon be entering the Medicare system. Borrower added on 01/31/10 > My wife and I are very fortunate to own our town house outright and have no monthly mortgage payments.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,939.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're asking for $15k, but only show $7900 in revolving credit balance. What's the extra money for?	The $7,900 must not be including the $8,350 credit balance from my Bank of America 'Business' account established years ago when I attempted to start a small business. That is the account charging me 27.24% and has the highest balance.
What are your other monthly expenses and why are you choosing to borrow to pay these off rather than just pay of the balances with your monthly income?	A third of my income last year was on a 1099 and I have to pay off my taxes - making uncle Sam a priority right now. We have two autos and my wife has a student loan. I will also attempt to max out my 401K matching options available to me by my company this year and on forward. Nonetheless, my intentions are to pay off this debt a little shy of the 3 years alloted, if not sooner.
I noticed you didn't put any amounts (monthly) for the auto loans and student loans. Anyway you can list that, so we (and you) can see how much breathing room you have for the $500/month loan repayment you are about to assume? Sounds like you will be just fine. Can make it work. I'd like to congratulate you on taking the first step to get as far away from Bank Of America as possible. They are a pretty bad corporation. Good luck!	No problem. Auto1 = $515/mo @ 4.99%. Auto2 = $460/mo @ 6.45%. Student Loan = $305/mo.

Member Payment Dependent Notes Series 481155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481155	$13,000	$13,000	7.88%	1.00%	February 5, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481155. Member loan 481155 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Boston College	Debt-to-income ratio:	14.09%
Length of employment:	10+ years	Location:	Avon, MA

Home town:
Current & past employers:	Boston College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > I need to consolidate credit cards at a lower so as to better manage my finances. I also want to have a reasonable fixed period (3 years) so that I can pay off the entire amount as quickly as possible.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,184.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Boston College? Is it secure in this economic environment? Do you have a contingency plan to pay the loan if you were lose your position? Also, how did you accumulate your credit card debt? Thank you.	I am the Director of Research Integrity and Compliance as well as the Director of Research Protections. I have been here since 1991 and it is very secure. Credit card debt was accumulated largely because my son was in a terrible car accident and I basically had to get him set up with renovations in my house.
Please respond to the following: What are your responsibilities at Boston College? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	I am Director of Research Integrity and Compliance as well as Director of Research Protections. I have been at BC since 1991. I do not have a second mortgage. My job is completely secure. I was thinking of having the payments automatically deducted but have not decided as yet. The point of the loan is to pay off credit cards with a higher interest rate and have a loan with a fixed payment period so that I can dispose of the debt relatively quickly.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Boston College? These answers will definitely help lenders lend.	Monthly expenses are my mortgage, car payment, food and weekly allowance expense, housing expenses such as electricity, heating etc. I have tried to pay down credit card expenses with moderate success...the point of the loan is to consolidate those expenses at a lower interest rate and have a defined payoff period -- that was I can dispose of this debt. There is another wage earner in the house (my wife) but this loan would be in my name only as the expenses to be consolidated are under my name.

Member Payment Dependent Notes Series 481208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481208	$7,000	$7,000	11.36%	1.00%	February 8, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481208. Member loan 481208 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	InfoTech Solutions	Debt-to-income ratio:	8.61%
Length of employment:	< 1 year	Location:	Whippany, NJ

Home town:
Current & past employers:	InfoTech Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > I will be using this loan to buy an engagement and also to place deposits on various wedding necessities. Such as reception hall, dj, limo and anything else that comes up.

A credit bureau reported the following information about this borrower member on January 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,342.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at InfoTech Solutions? Thank you in advance.	I'm an I.T. recruiter.
Would you please work with LendingClub to verify your income? In addition, you have a revolving credit balance of over $9000 in your credit profile. Could you kindly explain this amount? Please also provide a breakdown of your current monthly expenses (rent, car loans, utilities, any other debt repayments etc)	Yes I am willing to work with LendingClub to verify my income, and the revolving credit balance is from two of my five my credit cards. I am currently living with my parents so I have no rent or utilities to pay, and I own my car so I do not pay monthly for that. The only monthly expenses I have are my student loans which are 183 a month, my one credit card which is 68 a month, my other credit card which is 145 a month, my cell phone which is 40 a month, and my monthly train ticket which is 155 a month.
Do you have balances on the other three cards? Thank you in advance.	No, I only have balances on the two.
Are the $145 and $68 payments that you make to your credit cards the minimum? What are the rates on those two cards? If it's not 0% are you planning to pay them off with the extra you might get from this loan?	The minimums are lower then the $145 and $68, and the rates are 10.9% on the $145 and 0% on the $68. If I do have any extra money from this loan I will use that either to pay off those cards or to put it right back into paying back this loan.
Hi, you said your monthly income is $4,667/month. Your take home after taxes should be about $3K/month. Your expenses are less than $500/month. What do you do with the rest? Thanks in advance.	I have recently started this position at this income, so I don't have that much built up yet, but any extra money I don't use toward monthly expenses I have been saving for additional wedding costs and paying back my credit cards
Please tell us a bit about your prior employment history? Thank you in advance.	Previous to this I was working in the marketing department of a home improvement company, and bar-tending a few nights a week.
Has she accepted your proposal? Where will y'all live after the wedding and is the date set?	I have not officially "proposed" yet for lack of a ring, but we have been friends for over 10 years and have been dating for over 6 years now. Marriage has been discussed and it would be set for January 2011. Once we are married we will be moving into a condo that she currently owns.

Member Payment Dependent Notes Series 481242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481242	$20,000	$20,000	11.36%	1.00%	February 8, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481242. Member loan 481242 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	15.28%
Length of employment:	5 years	Location:	Dearborn, MI

Home town:
Current & past employers:	United States Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,880.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (type/balance/APR). Thank you in advance.	its 25000 in credit card debt. I am paying off 5000 and taking the other 20000 for the rest. I have no deliquent accounts, have a good job, and have always paid on time.
Thank you. So am I understanding correctly that you will be paying off all of your credit card debt with this loan? How much do you currently pay each month towards the debt? (actual amount you pay, not the minimum payment) What is your position with USPS?	I currently pay 1500 a month toward my debt. But the Interest is killing me. I am a supervisor. And yes with the loan I will be paid off.
Thank you. Moving forward, what actions are you taking to keep your debt level stabilized at a balance closer to zero?	I have set a budget for myself. And have cut my costs by over 500 a month. I use cash to pay for my items and have closed 3 credit card accounts
Playing devil's advocate here, but if you own your house out-right, why not use equity to pay off your credit card debt?	This is because its not only mine its also my fathers. I gave me the home but is still living with me. Its mainly a family thing.
How did you get in the credit card debt in the first place? How secure is your job at USPS? Do you have a contingency plan to pay the loan if you were to lose your position? Thank you.	I got into credit card debt because i didnt have a budget when i first got married. But i have recently cut my debt by making a budget and cutting my expenses. In the history of the postal service there has not been 1 person that has been laid off. Being a supervisor and in management i have one of the most secure jobs anywhere in the world. you must remember being in the postal service means i am a federal employee.
Please verify your income by contacting Lending Club @ 1-866-754-4094. This will help assure 100% funding of your loan.	Absolutely, i made 68000 in 2008 and 62000 in 2009.
Just as an aside, you mentioned you closed 3 credit card accounts. Did you know that you would have been better off not closing them, but just not using them? Closing account lowers your credit score because the ratio of outstanding debts to your total available debt is now lower. FICO will lower your score (but not by much). And yes, I will help fund your loan because I believe you're a good candidate.	I know. but i did it because its a lot easier controlling 4 accounts instead of seven
how did you get in so much debt to begin with?	i got married and thought i could afford everything with no budget. now i limit myselfand mostly pay cash for my purchases with a budget.
Hello. Your credit report reflects a revolving debt of $12,880.00. You are, however, requesting $7,000 more. Could you please elaborate on what the other 7K is going to to towards? Thanks and good luck!	I have 25000 in credit card debt. i am paying 5000 cash and taking the loan to pay the rest. i have been trying to pay the credit cards as fast as possible but the interest is killing me

Member Payment Dependent Notes Series 481274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481274	$9,000	$9,000	7.88%	1.00%	February 8, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481274. Member loan 481274 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Developmental Disability Consultants	Debt-to-income ratio:	10.22%
Length of employment:	2 years	Location:	BROOMFIELD, CO

Home town:
Current & past employers:	Developmental Disability Consultants
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,874.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Developmental Disability Consultants? Thank you in advance.	I'm not sure what your question is. I can tell you a little bit about my work at DDC. I am a behavior analyst and work with kids with developmental disabilities (primarily autism) that have behaviors (such as aggression and self-injury) that prevent them from functioning at home and in the community. We take data, develop interventions, and then teach caregivers how to implement interventions. I also do some family therapy for clients who have a family member with disabilities.
Thank you for your answer! It helps Lenders to know a little bit about the Borrower. : ) You credit profile looks excellent.	Thanks! I appreciate your interest.
My wife works with kids with autism as a speech pathologist. We'll be helping you out. Good luck.	Thanks so much!!!

Member Payment Dependent Notes Series 481277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481277	$8,000	$8,000	7.88%	1.00%	February 9, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481277. Member loan 481277 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Fort Ann Central School	Debt-to-income ratio:	24.33%
Length of employment:	4 years	Location:	ARGYLE, NY

Home town:
Current & past employers:	Fort Ann Central School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > I am going to pay off some credit cards so that I have one monthly payment and I am going to use the rest to put toward my wedding. I have been working full time for 4 years and am at no risk of losing my job. I have EXCELLENT credit!

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,668.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a few questions that need answering before I can invest in your loan. When you say "own", does that mean you have no mortgage and no home equity loan? Given your salary, can you afford the loan payments of $250 per month? In other words, after all your other expenses, how much do you have left over each month to make payments on this loan? It looks pretty tight to me. Finally your credit history indicates two inquiries have been made into your credit history in the past six months. Do you know to what these refer? Best wishes on your marriage.	Hi there! Actually, I am living with my parents (there was no option for that and I had to pick something) until I get married. When I am married, we still will not have a mortgage because my husband will have it all paid for. To be honest, $250 a month will be nothing for me. After I recieve the loan I will have about $600 extra a month-that is after all of my other expenses. The only reason I am getting the loan is to just have one payment instead of a few different ones. To answer your last question, I am not quite sure what the two inquiries on my credit history would be. Thanks for your wishes and good luck with your decision!
Your position at Fort Ann Central School? Thank you in advance.	I am a teacher.
Hello. Thank you for answering my previous questions. Your credit history indicates that you have a revolving credit balance of $2668. Are you able to pay off fully each month your credit card bills? Your answer is appreciated.	Yes, I am able to pay my credit cards each month, I even pay more than the monthly payment. 2 of them will be paid off my this summer anyway, leaving me with just 2 more. I just thought it would be nice to pay all of them off now so I can have more money each month to save for my wedding.

Member Payment Dependent Notes Series 481312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481312	$6,025	$6,025	10.99%	1.00%	February 4, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481312. Member loan 481312 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Estes Express Lines	Debt-to-income ratio:	9.00%
Length of employment:	< 1 year	Location:	Mechanicsville, VA

Home town:
Current & past employers:	Estes Express Lines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > I am consolidating miscellaneous small debts into one payment, since I am trying to pay everything off! I am very excited about nearing my finish line.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 481322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481322	$10,000	$10,000	7.88%	1.00%	February 8, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481322. Member loan 481322 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,800 / month
Current employer:	Manor Downs	Debt-to-income ratio:	21.23%
Length of employment:	8 years	Location:	Bastrop, TX

Home town:
Current & past employers:	Manor Downs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,736.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the home improvement you are making?	Type your answer here. The money is to finish a new 700sf house I am building. The home is almost finished and the money will go for appliances, light fixtures, plumbing fixtures, fencing and to enclose a carport.
Can you please outline your monthly expenses?	Type your answer here. Credit card min. about $400(I have been paying around $1200) boat $150 insurance$200 Gas and Groceries around $450 water and electric $150 My vehicle, property and travel trailer are paid for, the credit card bills are for a new home I am building on my property and are low interest.
Greetings from Dallas - Happy to help a fellow Texan.	Type your answer here. Good morning skiptracer, Thanks
What is the interest on your debt? Thanks.	Type your answer here. Average around 8%

Member Payment Dependent Notes Series 481334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481334	$3,000	$3,000	10.99%	1.00%	February 3, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481334. Member loan 481334 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Exeter Twp School District	Debt-to-income ratio:	19.57%
Length of employment:	10+ years	Location:	Reading, PA

Home town:
Current & past employers:	Exeter Twp School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > Paying down debt to keep my daughters' house up and running.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	38
Revolving Credit Balance:	$237,551.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of your ~237K revolving credit balance. Thank you in advance.	Sorry but I do not understand your question.
The question "365664" asked as to do with the credit history reported above "Revolving Credit Balance: $237,551.00". Most likely most of that is some kind of second mortgage/home equity loan, but can also be credit cards. So the question is how much do you have in each of your loans/credit cards you currently pay. Thanks.	I am looking to pay off two minor cards (2500)and a hospital bill (500). The amount that I am currently paying is more than the payment amount I would need to pay for the loan.
Answer the question previously proposed. Your loan application shows hundreds of thousands of dollars in debt. Please explain the reasons, amounts, rates and monthly payments of all debt. Thank you.	The 200,000 is half my father's which he pays and the other half I pay in place of a mortgage...the pay off in my divorce.
When potential lenders look at your listing we don't get much information but we do see that you have a Revolving Credit Balance of $237,551.00. The previous questions are asking if this amount is for credit cards? Or, do you also have a home equity line of credit? If so, is this amount what you own in addition to the two credit cards that total $3,000? Thanks and good luck with your loan.	The 200,000 is a home equity loan.
How does paying down your debt, keep your daughter's house up and running? Thank you in advance.	I owe money on the one account for two heating bills.... with another one on the way. I want to pay off the high interest card and lower that payment. With this loan I will be paying less than the 29.9% interest card.

Member Payment Dependent Notes Series 481346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481346	$10,000	$10,000	10.25%	1.00%	February 9, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481346. Member loan 481346 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	MG BROTHERS CONSTRUCTION	Debt-to-income ratio:	11.04%
Length of employment:	3 years	Location:	LAUREL, MD

Home town:
Current & past employers:	MG BROTHERS CONSTRUCTION
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,297.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this a loan to pay for tuition?	Yes, I will be using the funds from the loan to attend tech school.
What will you be studying? Thank you in advance.	I PLAIN ON BECOMING A MEDICAL ASSISTANT
Will you be going to school and working at the same time? What is your job at MG BROTHERS CONSTRUCTION? Thank you in advance.	I AM THE OFFICE SUPERVISOR. AND YES, I WILL CONTINUE WORKING AND GOING TO SCHOOL AT NIGHT.
WHAT IS SALARY OUTLOOK FOR A MEDICAL ASSISTANT ?	Salary for a Medical Assistant is about $30,000. The program lasts about 8 months and the demand is high. Once I gain experience, I would go for a nursing degree.
Have you applied for any student loans? Thank you in advance.	No, I have not applied for any student loans. Thank you.
What are the 2 credit inquiries in the last 6 months about? Did you apply for bank loans and/or credit cards? What are your total monthly expenses? Thank you!	One of the inquiries is Bank of America. My credit was checked because I was planning in buying a house, but decided I will wait. The other inquiry, I do not remember. Total monthly expenses are: Rent $300, Car payment $280, Insurance $103, and Credit Card $100. Thank you.

Member Payment Dependent Notes Series 481447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481447	$8,800	$8,800	13.85%	1.00%	February 8, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481447. Member loan 481447 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	lowes rdc961	Debt-to-income ratio:	12.77%
Length of employment:	7 years	Location:	Shamokin, PA

Home town:
Current & past employers:	lowes rdc961
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,326.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 481468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481468	$9,600	$9,600	10.25%	1.00%	February 5, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481468. Member loan 481468 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Baylor University Medical Center	Debt-to-income ratio:	14.88%
Length of employment:	2 years	Location:	PLANO, TX

Home town:
Current & past employers:	Baylor University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > - plan to pay off 2 credit cards with interest of 14% - never late on credit cards - car will be paid off in one year, 60 month loan, never late - $700/ month in discretionary spending - stable salaried job for at least next five years.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	81
Revolving Credit Balance:	$7,968.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	I'm a research associate working on vaccines for infectious diseases and cancer.
Member_612354, I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend. Thx.	Continuously employed from 2001 after finishing college 2001-2004 Research Assistant, UTHCT 2004-2008 Research Associate, UTHCT 2008- present Research Associate, Baylor I'm the sole wage earner expenses/month $442 rent $90 lights $383 car payment $90 car insurance $120 phone bill $32 fitness center $72 cable balance on cards: 1. $4300 14% 2. $3500 14% $3000 in IRA $6000 in savings + $180 added each month $700 in stocks
Member_612354, Ok. Seems like you are on the right path. I'm in. Good luck!	Thank you.

Member Payment Dependent Notes Series 481470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481470	$11,000	$11,000	14.22%	1.00%	February 9, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481470. Member loan 481470 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Merrill Lynch	Debt-to-income ratio:	18.60%
Length of employment:	1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Merrill Lynch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > The loan that I requested is to consolidate my credit card debt. I had to have emergency oral surgery which was not covered under my dental insurance. I had to put the entire cost on a credit card. I also have a smaller balance on another existing card with a higher interest rate than I was offered by Lending Club. It is my intention to payoff the debt and close the cards. I have a stable job and am never late on my payments.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,634.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Merrill Lynch? Have there been any layoffs in your area due to the Bank of America merger? Besides your Credit Cards what are your other monthly expenses?	I am a financial advisor at Merrill Lynch. There were layoffs from Merrill over a year ago but it was support staff who were impacted, my job is secure. My other monthly expenses are rent, utilities, and a college loan. They total $743 a month.

Member Payment Dependent Notes Series 481485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481485	$5,000	$5,000	14.96%	1.00%	February 4, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481485. Member loan 481485 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	NISCAYAH	Debt-to-income ratio:	13.24%
Length of employment:	4 years	Location:	Clayton, CA

Home town:
Current & past employers:	NISCAYAH
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > Good day, this Loan is to pay off credit card debt and improve credit score.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,375.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 DC loan: Position (J-O-B/ROLE) @ Niscayah is? Member 505570 RetiredUSMCInvestor sends 02.02.2010 @ 06:44 AM ET.	My position at Niscayah is a Systems / Applications Engineer...
How secure is your position at Niscayah? Your revolving debt is 11,375.00, but you are asking for 20K. What is the difference? How did you get into debt in the first place? Thank you.	Being the only Applications / Systems Engineer at Niscayah I feel very secure in my position. I am also launching my database design business very shortly (in about 1 month) My debt is for 2 credit cards (each 10,000) that I had to use in order to settle some expenses since my wife's passing about 2 years ago...

Member Payment Dependent Notes Series 481487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481487	$4,000	$4,000	20.17%	1.00%	February 4, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481487. Member loan 481487 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Sprint	Debt-to-income ratio:	12.39%
Length of employment:	3 years	Location:	LEES SUMMIT, MO

Home town:
Current & past employers:	Sprint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/10 > My state of employment is in Kansas and that wasn't listed in the choices. Borrower added on 01/26/10 > was given misinformation about the expiration of the listing

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	16	Months Since Last Delinquency:	11
Revolving Credit Balance:	$200.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 481514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481514	$10,000	$10,000	10.25%	1.00%	February 9, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481514. Member loan 481514 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,208 / month
Current employer:	zachry industral inc	Debt-to-income ratio:	12.12%
Length of employment:	2 years	Location:	OKEECHOBEE, FL

Home town:
Current & past employers:	zachry industral inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,354.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at zachry industral inc? Thank you in advance.	journeyman electrician

Member Payment Dependent Notes Series 481536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481536	$3,000	$3,000	10.25%	1.00%	February 4, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481536. Member loan 481536 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Chicago Bancorp	Debt-to-income ratio:	23.61%
Length of employment:	< 1 year	Location:	Oak Park, IL

Home town:
Current & past employers:	Chicago Bancorp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,325.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (rent/util/phone/insurance/food/etc) Thank you in advance.	To whom it may concern: My monthly living expenses are as follows. Rent: $1350/month split between my Girlfriend and myself. Utilities: Average around $250/month with minor fluctuations up and down. Phone: $110/month split between my Girlfriend and myself. Insurance: $83/month Food: $300/month split between my Girlfriend and myself with minor fluctuations up and down. Credit Cards: $150/month; however this debt will be paid off. Car Loan: $284/month Other expenses probably equal less than $50/month. For any more information please feel free to contact me. Thank you for your consideration.
What are the balances and interest rates on the cards you're consolidating? What are your work responsibilities and how stable do you feel your job is?	To whom it may concern: The one card I am paying off has a balance of just over $3300 and they have increased my interest rate from 8.99% to 13.99%. I am a Mortgage Banker Assistant. My responsibilities included the following, plus myriad others; -Loan origination -Loan application establishment; ie, formulating proper loan applications that reflect the needs of the borrower and their financial situation. This involves the research of underwriting guidelines, choosing the appropriate program, and adjusting costs/rates/program parameters to fit the needs of the client. -Document facilitation with borrowers -Processing loan applications -Satisfying underwriting conditions -Dealing with title issues -Running automated underwriting systems -Preparation of closing packages -Etc, etc, etc My company is one of the largest regional banks in the Chicagoland area. You can view our CEO Steve Calk on Fox News. We have sufficient liquidity to survive almost any crisis and our market share is large enough to support long term business. Our company is expanding into more parts of the country and we have been on a hiring spree for the last several months. I feel my job is extremely secure and it should be noted that my base salary does not include the comission I receive every month which ranges from about $300-$700. Please contact me with any further questions. Thank you for your consideration.

Member Payment Dependent Notes Series 481537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481537	$5,500	$5,500	10.99%	1.00%	February 9, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481537. Member loan 481537 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	us forest service	Debt-to-income ratio:	17.42%
Length of employment:	10+ years	Location:	SUMMERVILLE, SC

Home town:
Current & past employers:	us forest service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > pay old truck 1987 blazer

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	37	Months Since Last Delinquency:	18
Revolving Credit Balance:	$723.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this to pay off an existing auto loan or for a purchase? Can you describe the 3 delinquencies in the last 2 years?	Type your answer here. This would be to purchase this truck. The delinquencis are thay for 30 days or 60 days? If so it would have been when I was out west fighting fire and was not in a town to make a payment.

Member Payment Dependent Notes Series 481733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481733	$7,000	$7,000	7.88%	1.00%	February 9, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481733. Member loan 481733 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:		Debt-to-income ratio:	10.68%
Length of employment:	2 years	Location:	wexford, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > My husband is starting a new job with higher pay and better benefits. When we sell our house it will free up cash to pay off this loan with ease, if we want. The house was listed at 320K originally, but we bought it for 240K in 2007. We put 100K down, so we will have ample cash if it sells quickly. Even if we don't sell the house right away both of our incomes will be sufficient to cover this loan expense. My husband's new out of state job offer is an opportunity of a life time and we don't want to pass it up.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	27
Revolving Credit Balance:	$973.00	Public Records On File:	1
Revolving Line Utilization:	14.10%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the $4,250 income yours or your husband's? Will you be relocating since his new job is out of state? Thank you in advance.	It is mine and yes I will also be relocating.
What state will you be moving to, and when? What will your household income be after the move? Thank you in advance.	The Washington DC area. ~$126K annually

Member Payment Dependent Notes Series 481782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481782	$11,000	$11,000	7.51%	1.00%	February 8, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481782. Member loan 481782 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	Ghosh Engineers, Inc.	Debt-to-income ratio:	8.87%
Length of employment:	10+ years	Location:	Charleston, WV

Home town:
Current & past employers:	Ghosh Engineers, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > This loan will help me to reach my goal of paying of my debt in 3 years. This would not have been possible because of the huge increase to interest rate of 18% on current card (which I have carried for over 10 years).

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,157.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate so much credit card debt in the first place? Going forward are you avoiding accumulating additional debt on your credit cards? Everything else about your request looks good and I would like to support your loan. Wishing you the very best.	This is the only active credit card I use. A few years ago, I went through a personal loss a had to start again from scratch. I no longer use the credit card and, once paid off, that amount will be banked and/or invested into 401(k). Thank you for your support.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Ghosh Engineers? These answers will definitely help lenders lend.	The only debt I have is the 11,000 at 18%. I own my car. I do not have a savings account, although I do have an emergency fund tucked away. I have a 401(k). I am the sole wage earner as this is about me and no one else,, My inly other monthlly bills are my utilities...
Ok. Everything sounds good. I'm in. Good luck!	Thank you for your support in helping me reach a very important goal!
Please contact Lending Club at 1-866-754-4094 to have your income verified to assure 100% funding of your loan.	I will contact Lending Club today before Noon. Thank you.
What monthly payment do you currently make (not minimum owed) on your CC debt?	I pay $300 per month. I have only one credit card debt, as this is the only card I used. Thank you for your interest and consideration

Member Payment Dependent Notes Series 481794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481794	$6,000	$6,000	12.73%	1.00%	February 8, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481794. Member loan 481794 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Comprehensive Radiology Review	Debt-to-income ratio:	19.63%
Length of employment:	8 years	Location:	Brentwood, NY

Home town:
Current & past employers:	Comprehensive Radiology Review
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > Thank you for viewing my loan request. I would like to consolidate approximately three credit cards so that I can just have one monthly payment and be able to pay off the total amount in less time than instead of paying the 3 separate cards. I have been employed with the same company for over eight years; the company is doing very well as we are a small medical office w/steady stream of patients. I typically try to make large payments to any of my outstanding accounts and am very careful to pay on-time so that I can pay off the debt in a timely manner without accruing any unneccessary add'l charges. Thank you once again for considering my loan application.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,987.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you taken moving forward to stabilize your debt and maintain it at a managable level? Thank you in advance.	My debt is managable at this time; however, if I am able to consolidate my credit cards, I can probably pay off the debt even faster by at least one year. Some months I am able to make larger payments as is my custom. Thank you for your inquiry.
Your history indicates a delinquency 25 months ago. Can you please explain this? Thanks.	The last time I checked my credit report, I believe the delinquency was for a store card which had no balance at that time; however, the yearly membership fee was due which I wasnt aware of when I rec'd the statement I didnt check it b/c I thought it would only reflect a zero balance. It wasnt until I rec'd an email from the company that I became aware of the delinquent payment, which I quickly paid and settled the matter. Thank you for your inquiry.

Member Payment Dependent Notes Series 481854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481854	$1,000	$1,000	7.88%	1.00%	February 4, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481854. Member loan 481854 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	covanta energy	Debt-to-income ratio:	17.15%
Length of employment:	3 years	Location:	long beach, NY

Home town:
Current & past employers:	covanta energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	70
Revolving Credit Balance:	$23,572.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 481874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481874	$1,600	$1,600	13.85%	1.00%	February 4, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481874. Member loan 481874 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	The Catholic Uni. of America	Debt-to-income ratio:	20.15%
Length of employment:	1 year	Location:	Silver Spring, MD

Home town:
Current & past employers:	The Catholic Uni. of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > This is the first time I owe taxes to the state of Maryland and I hadn't planned for it. I don't have any negative records on my credit and have always met my financial obligations. I've a stable job as an ERP Analyst.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,370.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at The Catholic Uni. of America? Thank you in advance.	ERP Analyst.
What caused you to owe MD tax this year?	Higher income from prior years. Though my W-4 info is accurate, when I did my State taxes, it came out that I had under paid and owed tax.

Member Payment Dependent Notes Series 482011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482011	$1,275	$1,275	11.36%	1.00%	February 5, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482011. Member loan 482011 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Cincinnati Christian University	Debt-to-income ratio:	18.83%
Length of employment:	3 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	Cincinnati Christian University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	85.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's) and elaborate a bit on how this loan will help you? Thank you in advance.	The loan is to pay off a credit card with a $1279.00 balance and a 18.99% APR. I'm dissatisfied with the particular credit card company's customer service and I thought this would be a perfect opportunity to try out LendingClub.

Member Payment Dependent Notes Series 482059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482059	$4,200	$4,200	7.51%	1.00%	February 4, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482059. Member loan 482059 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Pentegra Retirement Services	Debt-to-income ratio:	15.57%
Length of employment:	2 years	Location:	Dobbs Ferry, NY

Home town:
Current & past employers:	Pentegra Retirement Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I could easily afford the monthly payment and am planning on paying it off before the alotted time period of 36 months. I just don't have the total amount of money I need right now to make my purchase. I have several bills I pay on a monthly basis and I have never missed a payment date. I have an excellent credit score and am using this website instead of a real bank because they wanted to charge me 25% interest. So rest assured, you will get back every penny you invest plus interest. Thank you.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,801.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Are you able to pay off your credit cards fully each month? How secure is your current job as you have only worked there for two years? Wishing you the very best.	I honestly don't use a credit card. I have one for emergencies and I have credited accounts from several stores. But For the most part I do not use much credit. My monthly payments consists of rent, a few store credits I pay off each month, my student loans, and my gym and car bills. I have not been deliquent on a single payment. Most of them are automatically debited from my checking account which is what I would do with this loan. It will not be an issue for me to make this monthly payment. I am a team leader at my job and this is the busy season for us. There were co-workers laid off last year but my company has done very well all things considered in this econonmy. So I feel very secure with my job. I would not be applying for this loan if I did not feel comfortable with my position. Thank you.

Member Payment Dependent Notes Series 482079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482079	$3,600	$3,600	7.14%	1.00%	February 5, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482079. Member loan 482079 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	hankook	Debt-to-income ratio:	22.38%
Length of employment:	5 years	Location:	Hartville, OH

Home town:
Current & past employers:	hankook
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,809.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is Hankook a tire dealership? Just trying to better understand your employer and what you do? Are you the tire store manager? Am interested in providing dollars, thank you for the opportunity to possible lend to you.	Hankook is a Korean Tire Company. I am an Associate Engineer for the Akron Techical Center.

Member Payment Dependent Notes Series 482131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482131	$4,000	$4,000	10.25%	1.00%	February 8, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482131. Member loan 482131 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,042 / month
Current employer:	Vantage Apparel	Debt-to-income ratio:	22.23%
Length of employment:	< 1 year	Location:	East Windsor, NJ

Home town:
Current & past employers:	Vantage Apparel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > My job is very stable..Upon graduating with my MBA i just accepted a new job offer approximately 3 months ago. I plan to use the loan to install new windows in my house.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	52
Revolving Credit Balance:	$33,317.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your revolving credit balance of ~33K consist of? Thank you in advance.	I have between 15-20k of credit card debt. The rest is debt i've accumulated from starting my wife's business approx 2 years ago. I pay off approx 1200 each month.

Member Payment Dependent Notes Series 482139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482139	$2,000	$2,000	11.36%	1.00%	February 9, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482139. Member loan 482139 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	American Express	Debt-to-income ratio:	15.26%
Length of employment:	8 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > these funds will be used for payment of debt good credit rating and steady employment w/the same company for 8yrs

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,068.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings! LendingClub ( LC) is showing a Revolving debt in excess of $23,000. Please give a break down of this debt, and how the additional $2,000 will sigificantly make a positive impact on your economic position.	The revolving debt in excess of $23,000 I have been paying down in small increments thus far. This is the only one that I was not able to pay down in small increments thereby the large sum.

Member Payment Dependent Notes Series 482155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482155	$5,500	$5,500	10.99%	1.00%	February 9, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482155. Member loan 482155 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,073 / month
Current employer:	ATI Physical Therapy	Debt-to-income ratio:	19.79%
Length of employment:	2 years	Location:	JOliet, IL

Home town:
Current & past employers:	ATI Physical Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > trying to consolidate my credit card debt into one monthly payment Borrower added on 02/03/10 > I work in healthcare and have an extremely stable job - in the top 10 most in-demand jobs.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,035.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 482198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482198	$8,000	$8,000	12.73%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482198. Member loan 482198 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$35,000 / month
Current employer:	Imperial Woodworks	Debt-to-income ratio:	2.01%
Length of employment:	5 years	Location:	Gatesville, TX

Home town:
Current & past employers:	Imperial Woodworks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > This is to consolidate higher interest rate credit card balances. Borrower added on 02/04/10 > This one payment will be less than I pay on individual credit cards, will help so much to be able to make one payment monthly, rather than several credit card payments.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,572.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job and salary? What are your credit card balances and rates?	I am a bookkepper, my salary in 34000 annually. I have credit card balances of a total of 16,000 and the average rate is 18-19%
The salary in the listing appears as $35,000 per month. Perhaps that's an error?	yes, that is annual, in the verification process, this should have been changed
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Yes, I do have savings, the balance 3500+ There is only my husband and myself in our household, and his salary is not included in any of this, so I guess to answer your question, it is only myself that depends on my income I am a bookkeeper at my present job, and it is as secure as any in this economy. The company I work for has been in business since 1960. Since both my husband and I both work, hopefully both of us would not lose our jobs at the same time, so the other's income would carry us through until either of us could find another job. As to our expenses/income- Mortage 885, car pymt of 300, utilities & other living expenses 400, credit card pymts 500 net income of both my husband & myself 4500 monthly The debt that I intend to refinance is 3 credit cards that have interest rates of 19%, and I pay approx 400 on these, so this almost complete pays off my credit card balance. I hope I have answered in enough detail, I don't have any past due payments on my credt, and intend to keep it that way. This loan will ease our montly bills considerably.

Member Payment Dependent Notes Series 482256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482256	$8,000	$8,000	10.62%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482256. Member loan 482256 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,836 / month
Current employer:	McKibbon Hotel Management	Debt-to-income ratio:	7.42%
Length of employment:	4 years	Location:	Gainesville, FL

Home town:
Current & past employers:	McKibbon Hotel Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > This listing is for an engagement ring that I wish to purchase for my girlfriend. I have been with her for close to 3 years. I have a reliable job with a company that I have been with for almost 5 years. I had not planned on asking her to marry me so soon, so I do not have all the funding up front. If you have any questions pleaes don't hesitate to ask me! Thank You Borrower added on 02/05/10 > Regarding Question: "Please contact Lending Club at 1-866-754-4094 to have your income verified in order to assure 100% funding of your loan" I called that number, and the young lady I talked to that works for lending club advised me that I would have to wait for an email to come through in order to verify my income so I am waiting for that email. Thank You,

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$970.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Do you pay off your credit card bills fully each month? Do you have major debts such as education loans, cars, rental properties, etc.? Your credit history indicates that someone looked at your credit history in the past six months. Do you have any idea who this was? Have you been able to put some money aside each month after monthly expenses? Your answers are appreciated. Wishing you and your girlfriend the very best.	Good Morning, Over the last several months I have started to payoff my credit card in full each month, however this a new practice that I am planning on keeping for a long time. As far as past performance is concerned though, I would keep about $400-$600 on my one credit card that I have. I have no education loans, I was lucky enough to have parents that funded my education at the University of South Florida where I received a Bachelors in Business Management. I owe $12,000 on my car and am currently paying higher than my minimum payment each month to ensure early pay off on my car. I had SunTrust - my personal bank look into a loan for me last week, so that is the credit inquiry. They said that I was not eligible for an unsecured loan due to the fact that I did not meet the minimum of three loans/lines of credit for at least four years (which I personally think is a good thing...but regardless I was denied due to that fact). I have made a budget to determine exactly how much I can afford to pay back each month. I have approximately $450 in excess income on top of disposable income for entertainment (food, movies, etc.) that I will use to pay off the loan. I also receive quarterly bonuses that I plan on paying the loan off with (guaranteed 10% of salary + potential 40% of salary). If you have any further questions or need further information I would be glad to respond. Thank You,
Hello. Thank you for your thorough answers to my questions. Do you think that it is a little tight between your projected $450 per month after expenses and a loan payment of $260 per month? I can imagine that you love your girlfriend very much, but would it not make sense to spend a little less on the ring? I am just a tiny bit concerned that the loan may end up in default and I will not see the majority of my principal returned to me. I really do want to invest in your loan.	I understand your concern and I appreciate you being interested in lending your money. I am more than happy to answer any questions you may have regarding this loan, so please do not hesitate to continue asking if you have further concerns. I intend on investing my money on this site after I repay the loan, and I will be asking similar questions to the ones you have been asking. I realize the amount I am spending on the ring is a lot (I have been thinking about this a long time and it took me a while to get used to the fact that I would be spending this much on a ring, but regardless I have justified it, made a budget, done the research, and she deserves the ring and the hard earned money I am spending on it). The $450.00 is after all expenses including, rent, water, electric,(assumed at a $200 amount as apposed to a typical $100), car, etc. and also includes $250 for entertainment purposes (I don???t go out much, but we do occasionally go to the movies, play a round of golf, or other leisure activities). So more or less what I am trying to say is there will be more than $450, but I am budgetting for the worst, just incase. As well, I will not be using my entire bonus each quarter to pay off the ring, instead I intend on putting part of the bonus (atleast 3 months payments on this loan) into an account with great liquidity such as a savings account, so that I may access the money incase anything would happen. Thank You,
Please contact Lending Club at 1-866-754-4094 to have your income verified in order to assure 100% funding of your loan.	I am off to work right now, however I will do that ASAP! Thanks,

Member Payment Dependent Notes Series 482352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482352	$3,600	$3,600	7.14%	1.00%	February 8, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482352. Member loan 482352 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Buchanan Community Schools	Debt-to-income ratio:	16.51%
Length of employment:	6 years	Location:	BUCHANAN, MI

Home town:
Current & past employers:	Buchanan Community Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > This money will be used to purchase an updated laptop computer to be used at my place of employment. Due to budget cuts, I am having to purchase this on my own.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	71
Revolving Credit Balance:	$22,646.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Buchanan Community Schools? Thank you in advance.	Information Systems and Technology
a laptop computer these days typcially cost less than $500. Even a very fancy one with all of belss and wistles will not cost more than $1,500. Why $3,600? Do you intend to use it for somethuing else?	You are correct. A typical laptop will will not cost more than $1500. The new laptops with the LED technology and the 17" screens start at $1500. These systems are referred to as "Desktop Replacements." They have more CPU power, larger graphics (1 GB VRAM), HDs of 500GB or more and are of a more durable outer construction. Specifically, I am looking to purchase the HP EliteBook 8730w. If you go to their website under small business and build one, you will quickly see how expensive these units are. This type of power is necessary as I move between five different campuses and have to have all my "computing power" with me. Thanks for your question.

Member Payment Dependent Notes Series 482355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482355	$4,000	$4,000	9.88%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482355. Member loan 482355 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Holiday Inn	Debt-to-income ratio:	17.54%
Length of employment:	4 years	Location:	Bohemia, NY

Home town:
Current & past employers:	Holiday Inn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > I need this loan to buy a reliable car for me to commute to college. Thanks.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,853.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower has not entered any description	I'm going to use the loan to buy a reliable car so that I can commute to college without a worry
Oh! What kind of a car are you getting?	I'm trying to buy this used hyundai elantra with about 60k miles on it. My mechanic already took a look at it so I know I'm getting a car that doesn't require any work.
That is a good idea to have had your mechanic look at it first! Would you please list your monthly living expenses (rent/util/phone/whatever else) so that we can see how the loan payment will fit into your budget? Thanks!	Sure, well I pay about $250 in bills, with this car my insurance would be around $150 and gas I'm estimating no more than 200 a month for gas. So my expenses add up to about $600 monthly so I can make payments and still have cash on the side...I live with my parents in the meantime and work 30hrs as a supervisor in a hotel while I attend full time at stony brook for mechanical engineering
So your parents take care of all the basic stuff like rent and food and utilities and so forth? Do you have any student loans? Stony Brook is a good school!	Yea I just ask them for food and shelter I couldn't ask for more from them; I try to pay everything I can on my own. I have about 5k student loans, I have the kind that doesn't accumulate interest and don't have to pay a penny until I graduate which will hopefully be in 2-3 yrs with my masters.
Did you try other places to get the car loan, before you found Lending Club?	I tried 3 banks (bank of american, chase and capital one). Capital one wouldn't give me a loan over 3000 unless I had an account with them for over 6months and their rates are 16%, bank of america felt like I didn't have enough credit history for some reason and chase is not doing personal loans right now because of the economy is what they told me. And I decided to stop inquiring in banks since they do a credit inquiry everytime and if I have more than one within 7 days it lowers my score so I tried other means like lending club.
Can you tell us about your listed revolving debit - amount, rate and monthly payments?	Sure it's from my 2 credit cards. The biggest credit line gets used for books and such (I get reimbursed this semester for all expenses on march so it will be paid in full then) the smaller one I used to pay my bills and expenses while I was in the hospital and when I got out since I couldn't work (appendix burst) for a long time. I'm making payments on time more than the minimum and this loan will not affect me doing so. By the beginning of april both credit cards will be paid for entirely. The rates are 18 and 25% and I make about 150-200 combined payments. Minimums are $64 and $74 a month.
You have good credit and I'm sorry banks are screwing with you because of your lack of history. Glad to help you out here. You may also want to consider borrowing another 4K to consolidate your credit cards to a better rate with Lending Club. Every couple of percentage points helps out. Good luck.	Thank you.

Member Payment Dependent Notes Series 482400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482400	$5,400	$5,400	7.88%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482400. Member loan 482400 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Judicate West	Debt-to-income ratio:	21.27%
Length of employment:	10+ years	Location:	Tustin, CA

Home town:
Current & past employers:	Judicate West
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > Closing out revolving credit card with 18% interest rate.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,843.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Judicate West? Thank you in advance.	I am a Case Manager, which means, I coordinate arbitration and mediation hearings for attorneys and retired judges. I have been with the company 13 years. In addition to case management I do marketing, events, educational seminars and manage some of the staff.

Member Payment Dependent Notes Series 482437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482437	$9,000	$9,000	13.85%	1.00%	February 9, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482437. Member loan 482437 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	KB Home	Debt-to-income ratio:	24.00%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	KB Home
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > I have a Master's Degree in Land Development from Texas A&M University and work for KB Home, a Fortune 500 company.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$9,170.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's). Thank you in advance.	No problem. They are as follows: - Credit Card: $9,000 @ 29.99% APR - Car loan: $4,000 @ 8.00% APR (fixed PMT) My goal is to wipe out my credit card and get on a fixed payment schedule. I'm paying out over $500 a month on it, but the intrest fees are just killing me, so my $500 becomes $180.
I assume that you plan on paying off the 29.99% one with this loan. Since you have been with your current employer for less than a year, please tell us about some of your previous employment history? Thank you in advance.	Correct. I will just be paying off my credit card with this loan. After undergrad, I worked as an editor for the Texas Senate during the 07 legislative session for about 8 months (purely a "sessional" position) before starting graduate school. During 08 and 09, I interned with a commercial real estate company in San Antonio and The City of Bryan, TX while engaging my studies at A&M. After finishing in May, I found a position in land acquisition and development with KB Home. Let me know if you have any other questions. And, if you don't mind, I'm new to this and I have a question for you, too. The peer-to-peer lending idea seems really neat considering its accessibility to/for both parties. Have you had success with it in the past?
Thank you for your detailed reply. Yes, Lending Club is the perfect solution to issues faced by both borrowers and investors. I have been here since 2008, and consider it to be the best investment vechicle I have. In addition to the financial benefits to me as an investor, it is also a vechicle for me to help other people, which is one of my personal goals. I have tried other peer-to peer lending, and found Lending Club to be the best, for a number of reasons. I highly recommend Lending Club to both Borrowers and Lenders.	I happy to hear that and completely agree. I've been with BoA for 6 years now and I was late on ONE payment while I was on vacation and they spiked my rate up 17% overnight. Of course, I wasn't paying attention and continued to spend on the card and didn't realize the new APR until it was too late. These situations are developing all over the country/world and it can be quite suffocating. On the bright side, it opens up opportunities for folks like yourself to fill the gap that banks are leaving wide open. Once I settle my current situation, I definiteley plan on looking in to the lending side of it. I think it's a splendid idea and I can imagine it's much more rewarding to both parties. Thanks for your reply and let me know if you having any other questions.
I am happy to help fund your loan. I do hope you consider returning to Lending Club as a lender. It is a great way to diversify an investment portfolio while providing good returns. It's plain fun, plus the platform allows you to take a "hands on" approach on how to direct your investment dollars while helping people like you. What could be better? Good luck with your loan request from sunny Seattle.	Thanks Sunny! I appreicate it!
I hope my question is not too late, but ... Do you plan on continued use of the card you are paying off? Do you have a better way of keeping track of your expenses? What are your total monthly expenses? Lending Club is great for both sides, I agree, unless a borrower defaults. I mention that because it sounded like you were not paying attention to your debt: "Of course, I wasn't paying attention.." Will you be paying attention now? Here's to hoping your answers are positive and good luck with your loan! Thank you.	And thanks for being a lender!

Member Payment Dependent Notes Series 482485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482485	$3,200	$3,200	15.70%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482485. Member loan 482485 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Securitas	Debt-to-income ratio:	6.25%
Length of employment:	3 years	Location:	Auburn, WA

Home town:
Current & past employers:	Securitas
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, My Name is sunny, i'm a hardworking student & a honest person, i am currently attending UW law school to get my degree in criminal justice. i have been working as a site supervisor for a security company in seattle for the last 3 years. i'm looking to get a loan with fair interest rate which i will use towards college expense and pay up some high interest rate credit cards. i will set up ACH direct payments from my checking account, so all payments will be paid in full on time. your help with this will be appreciated. thanks for your business.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,730.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 482508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482508	$5,000	$5,000	7.88%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482508. Member loan 482508 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Science Care	Debt-to-income ratio:	10.77%
Length of employment:	2 years	Location:	El Mirage, AZ

Home town:
Current & past employers:	Science Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > Reason: unexpected custody dispute, depleted savings but nearing the end and must pay the attorneys as well as the normal household expenses. I am a very good borrower and I pay my expenses conscientiously. I always attempt to pre-pay debts and pay more than the minimum. My job is very stable, I am a manager in a growing business/indutry. My personal monthly income is approximately $5000 net (after insurance fees, 401k contributions, etc.). I would pay this back very quickly...I just don't have the on-hand cash at this moment.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,949.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Science Care and what do you do there? Thank you in advance.	Science Care is a whole body donation program facilitating medical research, training, and education. I run the Family Services department which is the critical front end of the donation process. We work with potential donors and their families near and at the time of passing in order to obtain consent and medical acceptance into the program. I also manage the logistics of moving the donors from the location of passing into the care of Science Care. I hope this helps to answer your question.

Member Payment Dependent Notes Series 482555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482555	$6,000	$6,000	13.48%	1.00%	February 8, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482555. Member loan 482555 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Voguebay	Debt-to-income ratio:	14.77%
Length of employment:	2 years	Location:	Newport News, VA

Home town:
Current & past employers:	Voguebay
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,662.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Voguebay and what do you do there? Thank you in advance.	It is a glass tile import business. I am the office manager.

Member Payment Dependent Notes Series 482564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482564	$5,600	$5,600	11.36%	1.00%	February 9, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482564. Member loan 482564 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Rapid Systems	Debt-to-income ratio:	20.11%
Length of employment:	< 1 year	Location:	Largo, FL

Home town:
Current & past employers:	Rapid Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,949.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (rent/util/phone/etc) so that we can see how the loan payment will fit into your budget. Thank you in advance.	my monthly expenses are fairly low, rent: 300 utilities + internet : 100 cellphone: 100 car payment: 350 car ins: 130 gas: 160 food: 400
Thank you. What is Rapid Systems, and what do you do there?	they're a internet service provider for the Tampa bay area, i'm a field engineer working on servers, routers, pc's. you can check them out at http://www.rapidsys.com/
Interesting job! Would you please list your debts including the balances and APR's? As Lenders we only see a condensed version of your application and it helps us to see the numbers when we are making our decision on which loans to fund. Thank you in advance.	i dont know if you can see my answers to other lenders but i just answered one and i'm copying it here for more info.. "my total debt is 14k with 3 credit cards, 2 of them with over 21% APR. I've been paying about 200 dollars over the minimum on each card but the interest is so high i feel i'll never finish paying them. i have 3k to pay down one of the credit cards then the money i'm trying to borrow to pay the high APR credit card so at the end i'll end up with about 11k debt but with a lower interest and pay it faster.. i hope that makes sence.. i'm not really increasing my debt, i'm trying to get a lower interest loan to pay the hight 24% APR card." my debt is as follows chase 7000 @ 21.24% BoA 3000 @ 24% and 2000 @ 14% capital one 3000 @ 17% I have 3k cash to pay down a credit card plus the 5k i'm trying to borrow will give me enough money to pay down the high interest cards and be able to pay down my debt faster.
Lending Club is indicating a debt of over $14,000. Given that you did not list debt other than the car, how will the increase in debt be used to assit your economic position. A list of cards, balances, rates and your intent woudl be helpful. Thanks and Good luck!	my total debt is 14k with 3 credit cards, 2 of them with over 21% APR. I've been paying about 200 dollars over the minimum on each card but the interest is so high i feel i'll never finish paying them. i have 3k to pay down one of the credit cards then the money i'm trying to borrow to pay the high APR credit card so at the end i'll end up with about 11k debt but with a lower interest and pay it faster.. i hope that makes sence.. i'm not really increasing my debt, i'm trying to get a lower interest loan to pay the hight 24% APR card.
Do you have any dependents? Are you able to verify your income with Lendingclub?	no I don't have any dependents, it's just me. sure i can verify income my income.

Member Payment Dependent Notes Series 482590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482590	$4,000	$4,000	17.19%	1.00%	February 9, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482590. Member loan 482590 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,100 / month
Current employer:		Debt-to-income ratio:	9.35%
Length of employment:	< 1 year	Location:	tuscaloosa, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > I have been renovating my home and want to utilize the loan to finish the renovating process which is almost complete

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,598.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	Disability and retirement (from Sams club) are my sources of income. My daughter also is moving in to take care of me. She just got her phd in clinical psychology and kept her promise that she made since she was 8. I'm blesses to have a daughter so caring. Thanks
Re: $20,000 HIP loan question: Source(s) of $3,100 per month income is/are ? (If pension(s) please identify them; if self-employed what occupation or business?) I look forward to helping fund your loan. Advance thanks for answers. Member 505570 RetiredUSMCInvestor 02.04.2010 @ 7:05 AM ET.	Disability and retirement (from Sams club) are my sources of income. My daughter also is moving in to take care of me. She just got her phd in clinical psychology and kept her promise that she made since she was 8. I'm blesses to have a daughter so caring. Thanks
What are the renovations you have done? Thank you in advance.	My daughter just got her doctorate and took my 900sqft home and made it my 4400sqft dream home like she said she would do since she was 8yeats old. I just want to chip in and help while things are winding down and we are getting ready for our final inspection
What is your source of employment? Current monthly expenses? Thanks!	Disability and retirement (from Sams club) are my sources of income. My daughter also is moving in to take care of me. She just got her phd in clinical psychology and kept her promise that she made since she was 8. I'm blesses to have a daughter so caring. Thanks
How much is your PITI How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Whats your source of income?	My daughter pays all the utilities and my grocery, gas, and just personal or other expended (grocery/clothing etc. is about 1500 to 2000 a month. I also have an eighteen year old who will be starting college in the fall but he has an academic scholarship and my daughter recently graduated with a doctorate in clinical health psychology. Really proud of my children.

Member Payment Dependent Notes Series 482700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482700	$1,000	$1,000	13.48%	1.00%	February 8, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482700. Member loan 482700 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	t baker smith	Debt-to-income ratio:	10.34%
Length of employment:	2 years	Location:	breaux bridge, LA

Home town:
Current & past employers:	t baker smith
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > My house is currently on the market and I intend to pay this loan in full well before the 3yr term. This loan will be used to repair/replace a few major appliances that have decided to give us problems recently. If my tax return comes before I am funded then I will no longer need the funds.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,435.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is t baker smith and what is your position there? Thank you in advance.	T Baker Smith is a survey company that provides professional engineering, surveying and environmental services. I am a Senior acoustic tech.

Member Payment Dependent Notes Series 483025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483025	$1,000	$1,000	14.59%	1.00%	February 9, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483025. Member loan 483025 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	Dallas Drain Co	Debt-to-income ratio:	6.15%
Length of employment:	2 years	Location:	Garland, TX

Home town:
Current & past employers:	Dallas Drain Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > This is for a last minute family trip to New Mexico. Plan to pay this off in the next 2 months.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$681.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Dallas Drain Co? Thank you in advance.	Project Manager.

Member Payment Dependent Notes Series 483080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483080	$5,000	$5,000	16.45%	1.00%	February 9, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483080. Member loan 483080 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	plaid pantry	Debt-to-income ratio:	1.88%
Length of employment:	2 years	Location:	clackamas, OR

Home town:
Current & past employers:	plaid pantry
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I can have this paid off in a year, give or take a few months. Borrower added on 02/05/10 > My girlfriend is facing bankruptcy for roughly $4000. I've tried to give her money but it's too many people wanting too much at the same time. My job is very secure, my boss says I'm one of the best employees he has. I can pay as much as $400 a month and have this fully paid off in around a year, or I can stay with the 3 year plan if that's what it takes. Also, and this isn't very important, I know I misspelled bankrupt in the loan title. It bugs me every time I see it but I don't think I can change it.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is plaid pantry and what do you do there? Thank you in advance.	Plaid pantry is a convenience store with a shell gas station and subway restaurant. I work mostly inside at the register but can also pump gas if they need me to.
Please list your monthly living expenses (rent/utilities/phone/cable/insurance/etc). Thank you in advance.	I live with my mom and pay $300 for rent and about $100 for my phone. In the next few months I will be adding my girlfriend to my phone plan to save her some more money, that will only raise the bill $20. Other than that I sometimes have to buy food but never more than $50 a month.
So your expenses for a month are under $500, right? Do you have any other bills that your mom doesn't pay, that you have to pay? Thank you in advance for your answers.	I've been paying off a laptop and a bed for the past 6 months, but I don't think I can call them bills.
Do you pay them off on credit cards?	The laptop was on a store credit card and the bed was just on layaway. by this coming Tuesday I'll only have $700 left in debt.
Tuesday?	I was paid yesterday and I set up a payment that wont go through till Tuesday.
just let her go bankrupt. giving money to girlfriends isn't a good idea -- been there done that.	I understand why you'd say that but I can't just do nothing. Besides, I've done more for friends that I only kind of liked. Although back then I was making twice as much with much less to spend it on. I miss that job.
seriously, don't take out this loan for her. at your salary this will be a huge burden. i will not fund this for that reason alone -- but the ethical angle is more important. if you really are insistent on "helping" help her out with a monthly amount, then if you guys break up you aren't stuck with the entire $5,000 tab. i don't want to be too stern about this but really, you could regret this for the rest of your life. instead of paying interest on $5,000 you could be saving, investing, etc. take that $400 a month and become a lender on this very site! if it works as they claim and borrowers repay, within a year you could be making an extra $50/month. within two years you'd make an extra $100/month. btw its very unlikely a lump sum of $5,000 is the only way she can avoid bankruptcy. most of her debts are probably monthly payments or other personal loans. this will sound harsh, but any girl that would put you in so much hock at such a young age is someone you should be very wary of. source: years of bad personal loans!	The monthly amounts I've been able to give her weren't even enough to make the minimum payments for all her bill. The penalties and interest made my contributions seem like nothing. It wont be that much of a burden on me. The site only wants $177 a month out of the $400 I don't have to spend. If I need to save I can. If something big comes up I can pay for it. I know not to get into more debt than I can handle. These are old debts that went to collections about a year ago. She has an appointment with a bankruptcy lawyer the 16th of this month. She really doesn't have other options. And if she left me the day after I gave her this money I would never regret helping her.
This is good of you to do but you're going to regret this. I'd reconsider this if i were you. just friendly advice.	I keep hearing that. I don't know how I can put this to make people believe me. This will make her too happy for me to ever regret it.
WHY DONT YOU BECOME A LENDER WITH LC, HELP URSELF FIRDT	I'm not the one who needs help. Once this is all paid off I probably will become a lender, but money isn't something I care much for unless I can make someone else happy with it. Or if there is a really good game out, but I'll still have enough for a game here and there.
IM OLDER THAN YOU ARE AND I TRULY LOVE MONEY	Then maybe when I'm older I'll view it differently.
If it is your girlfriend that needs the loan, why didn't she apply for the loan?	She tried but sadly it's hard to get a loan when you go a few years missing payments and paying less than the minimum. her credit score is somewhere around zero. I know that makes her sound pretty irresponsible but it wasn't really her choice. Sometimes things just go wrong. It's a very long story
As a lender here who has had several people up and declare bankruptcy (I can't spell either), I really appreciate what you are doing. At the same time, I would never get involved with someone that has that kind of debt. I hope it all works out for you two. I would set some serious conditions on her for this money, like no more credit cards, store credit, etc. for a long time.	Already taken care of. As long as I owe on this she isn't allowed to have any kind of credit card and any purchase over $50 has to be approved by me. I'll be watching her money berry closely for awhile.

Member Payment Dependent Notes Series 483090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483090	$4,000	$4,000	11.36%	1.00%	February 9, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483090. Member loan 483090 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,600 / month
Current employer:	Quinnipiac University	Debt-to-income ratio:	16.13%
Length of employment:	4 years	Location:	Cheshire, CT

Home town:
Current & past employers:	Quinnipiac University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,874.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Quinnipiac University? Thank you in advance.	Visiting Assistant Professor
So do you have the date set yet?	It's my daughter's wedding and it will be October 9th. I am borrowing the money to secure the reservation for the reception. Places are booked early.

Member Payment Dependent Notes Series 483110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483110	$1,500	$1,500	16.82%	1.00%	February 9, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483110. Member loan 483110 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Worldwide Tech Services	Debt-to-income ratio:	3.16%
Length of employment:	< 1 year	Location:	ANNAPOLIS, MD

Home town:
Current & past employers:	Worldwide Tech Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,761.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Worldwide Tech Services? Thank you in advance.	I am a computer field technician. I travel to sites at perform hardware replacements on Dell computers.
What is the loan for? What do you do at Worldwide Tech Services? What are your other monthly payments?	The loan is primarily for servicing my car which came about unexpectedly, and also to settle a small personal debt with a friend. I am a computer field technician, and travel from site to site replacing hardware on Dell computers. I currently pay $600/month on rent and have two small credit card payments.
Do you intend to repay this loan over 3 years, or less?	Less, 3 years was just the term of the loan that I accepted.

Member Payment Dependent Notes Series 483418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483418	$1,000	$1,000	11.36%	1.00%	February 9, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483418. Member loan 483418 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,450 / month
Current employer:	Forest Park Hospital	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	ST. Louis, MO

Home town:
Current & past employers:	Forest Park Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

If I am approved help me get a head of some bills, which will give me peace of mind

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
FYI, you will receive emails directly from Lending Club updating you on the status of the funding of your loan. Would you please explain the Public Record? Thank you in advance.	hOW DO I TAKE OFF INFO HELP11111111111111
please explain the public record 9 and a half years ago.	This was closed and resolved. You question was vague, I will try to answer what I presume your are asking. We are now in a good rating. one stepat a time. I plan to pay this loan off in less than a year. I hope that is answer your question! There is no personal information in this memo and I do expect confidentialy and privacy on this loan acct. Do you want clients not to pay their accts off sooner?
DUTIES AT HOSPITAL ? THANKS	I am a Purchasing Agent and have been in this position for 31 years

Prospectus Supplement (Sales Report) No. 3 dated February 9, 2010